CREDIT AND SECURITY AGREEMENT

         THIS AGREEMENT is made as of September 28, 1999, by and between U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Lender"), and SIMON TRANSPORTATION SERVICES INC., a Nevada corporation ("Simon") and DICK SIMON TRUCKING, INC., a Utah corporation ("Trucking")(together, the "Borrowers" and each a "Borrower").

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                   ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

         1.1 Definitions. In addition to terms defined elsewhere in this Agreement or any Supplement, Exhibit or Schedule hereto, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural forms of the terms defined, as the context may require):

         "Account Debtor": Any Person who is or who may become obligated to any Borrower under, with respect to, or on account of an Account Receivable, General Intangible or other Collateral.

         "Account Receivable": Any account of a Borrower and any other right of a Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

         "Accounts Receivable Availability": The term "Accounts Receivable Availability" shall have the meaning given such term in Supplement A.

         "Advance": The portion of the outstanding Loans bearing interest at an identical rate for an identical Interest Period, provided that all Reference Rate Advances which constitute Loans shall be deemed a single Advance. An Advance may be a "Eurodollar Advance" or a "Reference Rate Advance" (each, a "type" of Advance).

         "Adverse Event": The occurrence of any event that could have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of any Borrower or any Borrower and its Subsidiaries as a consolidated enterprise or on the ability of any Borrower or any other Obligor to perform its obligations under the Loan Documents.

         "Affiliate": Any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Lender. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of stock, by contract or otherwise.



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         "Agreement":  This Credit and Security Agreement, as it may be amended, modified,  supplemented,  restated or replaced from time to time.


         "Applicable Margin": The percentage set forth in Section 3.1(c) of Supplement A.

         "Attorneys' Fees": The value of the services (and costs, charges and expenses related thereto) of the attorneys employed by the Lender (including, without limitation, attorneys and paralegals who are employees of the Lender or any Affiliate) from time to time (a) in connection with the negotiation, preparation, execution, delivery, administration and enforcement of the Loan Documents, (b) to prepare documentation related to the Loans and other Obligations, (c) to represent the Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene in any litigation contest, dispute, suit or proceeding or to file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to, any litigation, contest, dispute, suit or proceeding (whether instituted by the Lender, any Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to the Collateral, any Third Party Collateral, the Loan Documents, or any Borrower's or any other Obligor's or any Subsidiary's affairs, (d) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral or any Third Party Collateral, (e) to attempt to enforce any security interest in any of the Collateral or any Third Party Collateral or to give any advice with respect to such enforcement, and (f) to enforce any of the Lender's rights to collect any of the Obligations.

         "Borrowing Base": The term "Borrowing Base" shall have the meaning given such term in Supplement A.

         "Borrowing Base Certificate": The term "Borrowing Base Certificate" shall have the meaning given such term in Section 2.5(c).

         "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which Lender is open and carrying on business transactions of the type contemplated by this Agreement and, with respect to Eurodollar Advances, a day on which dealings in United States Dollars may be carried on by the Lender in the interbank eurodollar market.

         "Capital Expenditure": Any amount debited to the fixed asset account on the consolidated balance sheet of a Borrower in respect of (a) the acquisition (including, without limitation, acquisition by entry into a Capitalized Lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, and (b) to the extent related to and not included in clause (a), materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP).

         "Capitalized Lease": Any lease which is or should be capitalized on the books of the lessee in accordance with GAAP.

         "Code": The Internal Revenue Code of 1986, as amended, or any successor statute, together with the regulations thereunder.

         "Collateral": The term "Collateral" shall have the meaning given such term in Section 3.1.

         "Collateral Account": The term "Collateral Account" shall have the meaning given such term in Section 3.2(b).

         "Controlled Disbursement Account": The term "Controlled Disbursement Account" shall have the meaning given such term in Section 2.3(c).

         "Credit": The facility established under this Agreement pursuant to which the Lender will make Loans to the Borrowers or issue, or cause any Affiliate to issue, Letters of Credit for the account of either Borrower.

         "Credit Amount": The term "Credit Amount" shall have the meaning given such term in Supplement A.

         "Daily Unused Credit Amount": For any date of determination, the amount obtained by subtracting from the Credit Amount (determined as of (i) the last day of the month in which such date falls, or (ii) the date the Credit is terminated if the Credit terminates on a day other than the last day of a month) the sum of (a) the outstanding principal balance of Loans on such date plus (b) the Letter of Credit Obligations on such date.

         "Default Rate": The term "Default Rate" shall have the meaning given such term in Supplement A.

         "Determination Date" The earlier of (a) the date of commencement of a case under Title 11 of the United States Code in which any Borrower is a debtor, or (b) the date enforcement hereunder is sought with respect to any Borrower.

         "Disbursement Account": The term "Disbursement Account" shall have the meaning given such term in Section 2.3(b).

         "Eligible   Account  Receivable":  An  Account  Receivable  owing  to a
Borrower  which  meets the  following requirements:

                  (a) it is genuine and in all respects what it purports to be;

                  (b) it arises from either (i) the performance of services by such Borrower, which services have been fully performed and, if applicable, acknowledged and/or accepted by the Account Debtor with respect thereto; or (ii) the sale or lease of goods by such Borrower and (A) such goods comply with such Account Debtor's specifications (if any) and have been shipped to, or delivered to and accepted by, such Account Debtor, (B) such Borrower has possession of, or has delivered to the Lender, at the Lender's request, shipping and delivery receipts evidencing such shipment, delivery and acceptance, and (C) such goods have not been returned to such Borrower;

                  (c) it (i) is evidenced by an invoice rendered to the Account Debtor with respect thereto which (A) is dated not earlier than the date of shipment or performance and (B) has payment terms not unacceptable to the Lender; and (ii) meets the Eligible Account Receivable requirements set forth in Supplement A;


                  (d) it is not subject to any assignment, claim or Lien other than (i) a first priority Lien in favor of the Lender and (ii) Liens consented to by the Lender in writing;

                  (e) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto and is not subject to setoff, counterclaim, credit or allowance (except any credit or allowance which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule or Borrowing Base Certificate furnished to the Lender identifying or including such Account Receivable) or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods or services which are the subject of such Account Receivable or offered or attempted to return any of such goods;

                  (f) there are no proceedings or actions which are then threatened or pending against the Account Debtor with respect thereto or to which such Account Debtor is a party which might result in any material adverse change in such Account Debtor's financial condition or in its ability to pay any Account Receivable in full when due;

                  (g) it does not arise out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the assignment by such Borrower to the Lender of such Account Receivable;

                  (h)  the  Account  Debtor  with  respect   thereto  is  not  a
         Subsidiary, Related Party or Obligor, or a director, officer, employee or agent of either Borrower, a Subsidiary, Related Party or Obligor;

                  (i) the Account Debtor with respect thereto is a resident or citizen of and is located within the United States of America unless the sale of goods giving rise to such Account Receivable is on letter of credit, banker's acceptance or other credit support terms satisfactory to the Lender;

                  (j) it does not arise from a "sale on approval," "sale or return" or "consignment," nor is it subject to any other repurchase or return agreement;

                  (k) it is not an Account Receivable with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by any such Borrower, any Subsidiary, Related Party or Obligor (or by any agent or custodian of anysuch Borrower, any Subsidiary, Related Party or Obligor) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

                  (l) it does not, in any way, violate or fail to meet any warranty, representation or covenant contained in the Loan Documents relating directly or indirectly to either Borrower's Accounts Receivable;


                  (m) (Reserved);

                  (n) it arises in the ordinary course of such Borrower's business;

                  (o) if the Account Debtor with respect thereto is the United States of America or any department, agency or instrumentality thereof (a "Federal Governmental Authority"), or any state, county or local governmental authority, or any department, agency or instrumentality thereof, such Borrower has assigned its right to payment of such Account Receivable to the Lender pursuant to the Assignment of Claims Act of 1940 as amended in the case of the a Federal Governmental Authority, or pursuant to applicable state law, if any, in all other instances, and such assignment has been accepted and acknowledged by the appropriate government officers;

                  (p) if the Lender, in its sole and absolute discretion, has established a credit limit for the Account Debtor with respect thereto, the aggregate dollar amount of Accounts Receivable due from such Account Debtor, including such Account Receivable, does not exceed such credit limit; and

                  (q) if it is evidenced by chattel paper or instruments, (i) the Lender shall have specifically agreed to include such Account Receivable as an Eligible Account Receivable, (ii) only payments then due and payable under such chattel paper or instrument shall be included as an Eligible Account Receivable and (iii) the originals of such chattel paper or instruments have been assigned and delivered to the Lender in a manner satisfactory to the Lender.

An Account Receivable which is at any time an Eligible Account Receivable but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Account Receivable. Further, with respect to any Account Receivable, if the Lender at any time or times hereafter determines, in its sole and absolute discretion, that the prospect of payment or performance by the Account Debtor with respect thereto is or will be impaired for any reason whatsoever, notwithstanding anything to the contrary contained above, such Account Receivable shall forthwith cease to be an Eligible Account Receivable.

         "Environmental Laws": The Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "superfund" or "superlien" law, the Toxic Substances Control Act, and any other federal, state or local statue, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect.

         "Environmental  Lien": A Lien in favor of any  governmental  entity for
(a) any liability under any Environmental Law, or (b) damages arising from or costs incurred by such governmental entity in response to a spillage, disposal, or release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance.

         "Equipment": All equipment of the Borrowers or any of them of every description, including, without limitation, fixtures, furniture, vehicles and trade fixtures, together with any and all accessions, parts and equipment attached thereto or used in connection therewith, and any substitutions therefor and replacements thereof.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended, or any successor statute, together with the regulations thereunder.

         "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which aeither Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         "Eurodollar Advance": An Advance designated as such in a notice of borrowing under Section 2.5(a) or a notice of continuation or conversion under
Section 2.5(e).

         "Eurodollar Interbank Rate": The average offered rate for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%), for delivery of such deposits on the first day of an Interest Period of a Eurodollar Advance, for the number of days comprised therein, which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time (or such other time as of which such rate appears) on the day that is two Business Days preceding the first day of the Interest Period or the rate for such deposits determined by the Lender at such time based on such other published service of general application as shall be selected by the Lender for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Lender may determine the rate based on rates offered to Lender for deposits in United States Dollars (rounded upwards if necessary to the nearest 1/16 of 1%) in the interbank eurodollar market at such time for delivery on the first day of the Interest Period for the number of days comprised therein. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

         "Eurodollar  Rate  (Reserve  Adjusted)":   A  rate  per  annum (rounded
upward, if necessary, to the nearest 1/16th of 1%) calculated for the Interest Period of a Eurodollar Advance in accordance with the following formula:

         ERRA              =         Eurodollar Interbank Rate
                                          1.00 - ERR

In such formula, "ERR" means "Eurodollar Reserve Rate" and "ERRA" means "Eurodollar Rate (Reserve Adjusted)", in each instance determined by the Lender for the applicable Interest Period. The Lender's determination of all such rates for any Interest Period shall be conclusive in the absence of manifest error.

         "Eurodollar Reserve Rate": A percentage equal to the daily average during such Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), (a) specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to Eurocurrency liabilities (as presently defined in Regulation D) and/or (b) applicable to extensions of credit by the Lender, the rate of interest on which is determined with regard to rates applicable to eurocurrency liabilities. Without limiting the generality of the foregoing, the Eurocurrency Reserve Rate shall reflect any reserves required to be maintained by the Lender against (i) any category of liabilities that includes deposits by reference to which the Eurodollar Interbank Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes Eurodollar Advances.


         "Event of Default": The term "Event of Default" shall have the meaning given such term in Section 7.1.

         "Federal Reserve Board": The Board of Governors of the Federal Reserve System or any successor thereto.

         "Fraudulent Conveyance": A fraudulent conveyance or fraudulent transfer under Section 548 of Title 11 of the United States Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, province, nation, or other governmental unit, as in effect from time to time.

         "GAAP": Generally accepted accounting principles promulgated by the Financial Accounting Standards Board, as applied in the preparation of the audited financial statement of the Borrower referred to in Section 4.6.

         "General Intangibles": All intangible personal property of the Borrowers or any of them including things in action, causes of action and all other personal property of the Borrowers or any of them of every kind and nature (other than goods, accounts, chattel paper, documents, instruments and money) including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, leases, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, security interests, security deposits or other security held by or granted to the Borrowers or any of them to secure payment by an Account Debtor of any of the Accounts Receivable, any other rights to payment, including, without limitation, rights to reimbursement or indemnification, and any other rights of whatsoever nature, whether earned or unearned.

         "Guaranteed Obligations": The term "Guaranteed Obligations shall have the meaining given such term in Section 12.16.

         "Hazardous Materials": Any hazardous substance or pollutant or contaminant defined as such in (or for the purposes of) any Environmental Law including, without limitation, petroleum and petroleum products, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. section 2011 et. seq., as amended or hereafter amended, and asbestos in any form or condition.

         "Indebtedness": Without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the Person's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) any obligation secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not such obligation shall have been assumed and whether or not such obligation is the obligation of the owner or another party; (b) any obligation on account of deposits or advances; (c) any obligation for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of business; (d) any obligation as lessee under any Capitalized Lease; (e) any guaranty, endorsement or other contingent obligation in respect to indebtedness of others; and (f) any undertaking or agreement to reimburse or indemnify issuers of letters of credit. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

         "Indemnified Liabilities": The term "Indemnified Liabilities" shall have the meaning given such term in Section 10.2.

         "Indemnitees": The term "Indemnitees" shall have the meaning given such term in Section 10.2.

         "Interest Period": For any Eurodollar Advance, the period commencing on the borrowing date of such Eurodollar Advance or the date a Reference Rate Advance is converted into such Eurodollar Advance, or the last day of the preceding Interest Period for such Eurodollar Advance if a Eurodollar Advance is continued, as the case may be, and ending on the numerically corresponding day one, two, three or six months thereafter, as selected by the Borrower pursuant to Section 2.5; provided, that:

                  (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Termination Date.

         "Inventory": Any and all goods of the Borrowers or any of them, including, without limitation, goods in transit, wheresoever located which are or may at any time be leased by a Borrower to a lessee, held for sale or lease, furnished under any contract of service or held as raw materials, work in process, or supplies or materials used or consumed in a Borrower's business, or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, and all goods, the sale or other disposition of which has given rise to an Account Receivable, which are returned to and/or repossessed and/or stopped in transit by a Borrower or the Lender, or at any time hereafter in the possession or under the control of a Borrower or the Lender, or any agent or bailee of either thereof, and all documents of title or other documents representing the same.

         "Investment": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real and personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of, or any interest in, another Person or any integral part of any business or the assets comprising such business or part thereof.

         "L/C Draft": A draft drawn on the Letter of Credit Issuer, pursuant to a Letter of Credit.

         "Letter of Credit": A letter of credit issued by the Letter of Credit Issuer pursuant to a Letter of Credit Application as said letter of credit may be amended or extended from time to time.

         "Letter of Credit Agreements": Collectively, the Letter of Credit Application and any and all documents, instruments and agreements between a Borrower, Lender and/or Letter of Credit Issuer related to the Letter of Credit Application and/or Letter of Credit together with any and all amendments and/or extensions thereto or thereof.

         "Letter of Credit Application": An application submitted by a Borrower for issuance of a Letter of Credit pursuant to Section 2.2, in a form and containing terms and provisions acceptable to the Lender and the Letter of Credit Issuer.

         "Letter of Credit Issuer": With respect to any given Letter of Credit, the Lender or Affiliate issuing such Letter of Credit.

         "Letter of Credit Obligations": The aggregate amount of all possible drawings under all Letters of Credit plus all amounts drawn under any Letter of Credit and not reimbursed by either Borrower.

         "Letter of Credit Sublimit": The term "Letter of Credit Sublimit" shall have the meaning given such term in Supplement A.

         "Lien": Any security interest, mortgage, pledge, lien, hypothecation, statutory lien, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of a lessor under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

         "Loan": A Loan referred to in Section 2.1 and any other loans or advances made to the Borrowers by the Lender under or pursuant to this Agreement.

         "Loan Account": The term "Loan Account" shall have the meaning given such term in Section 2.3(a).

         "Loan Availability": The lesser of (a) the Credit Amount minus the Letter of Credit Obligations or (b) the Borrowing Base minus the Letter of Credit Obligations.

         "Loan Documents": This Agreement, any Note, and each other instrument, document, guaranty, mortgage, deed of trust, chattel mortgage, pledge, power of attorney, consent, assignment, contract, notice, security agreement, lease, financing statement, subordination agreement, trust account agreement, or other agreement executed and delivered by the Borrowers or either of them or any Guarantor or party granting a security interest in connection with this Agreement, the Loans, the Letters of Credit or the Collateral, as the same may be amended, modified, restated or replaced from time to time.

         "Maximum Obligated Amount": For each Borrower, respectively, as of the Determination Date, the greater of (a) an amount equal to the aggregate amount of the Loans made under this Agreement the proceeds of which are used (whether directly or indirectly) to make a Valuable Transfer to such Borrower, or (b) the maximum amount that would not cause this Agreement to cause a Fraudulent Conveyance with respect to such Borrower.

         "Multiemployer  Plan": A multiemployer plan, as such term is defined in
Section 4001(a)(3) of ERISA, which is, or which has been, within five years of the date of this Agreement, or at any time after the date of this Agreement, maintained for the employees of a Borrower or any ERISA Affiliate.

         "Net Worth": At any determination date, the total of all assets appearing on a consolidated balance sheet of the Borrowers at such date, prepared in accordance with GAAP, after deducting all proper reserves (including without limitation, reserves for depreciation, obsolescence, amortization and taxes related to a LIFO to FIFO conversion) minus all liabilities which in accordance with GAAP would be included on the liability side of a consolidated balance sheet.

         "Note": Any promissory note of the Borrowers or any of them evidencing any loan or advance (including but not limited to the Loans) made by the Lender to the Borrowers pursuant to this Agreement, as the same may be amended, modified, restated or replaced from time to time.

         "Obligations": All of the liabilities, obligations and indebtedness of the Borrowers or any of them to the Lender, or any Affiliate, of any kind or nature, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, and including, without limitation, (a) the obligations of the Borrowers or any of them under the Loan Documents, including obligations of performance, (b) the Letter of Credit Obligations and all other obligations of the Borrowers or any of them with respect to any Letter of Credit or any Letter of Credit Agreement, and (c) interest, fees, charges, expenses, Attorneys' Fees and other sums chargeable to the Borrowers or any of them by the Lender or any Affiliate under the Loan Documents. "Obligations" shall also include any and all amendments, extensions, renewals, refundings or refinancings of any of the foregoing.

         "Obligor": Each Borrower and each other Person who is or shall become primarily or secondarily liable on any Obligations or who grants to the Lender a Lien on any property of such Person as security for any Obligations.

         "Occupational Safety and Health Law": The Occupational Safety and Health Act of 1970 as amended from time to time, or any successor statute, together with the regulations thereunder and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

         "Over Advance": The term "Over Advance" shall have the meaning given such term in Section 2.8.

         "Overdraft Loan": The term "Overdraft Loan" shall have the meaning given such term in Section 2.7.

         "Participant": Any Person, now or at any time or times hereafter, participating with the Lender in the Loans made to the Borrowers hereunder.

         "Payment Date": The Termination Date or any other date on which the Credit terminates, plus the last day of each month of each year.

         "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto or to the functions thereof.

         "Person": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision thereof, or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan": Each employee pension or benefit plan (as those terms are defined in Section 3 of ERISA) maintained for the benefit of employees, officers or directors of a Borrower or of any ERISA Affiliate.

         "Prohibited Transaction": The respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.





         "Reference Rate": The rate of interest from time to time publicly announced by Lender as its "reference rate." The Lender may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate which is based on the Reference Rate, such interest rate shall change on the effective date of any change in the Reference Rate.

         "Reference Rate Advance": An Advance designated as such in a notice of borrowing under Section 2.5(a) or a notice of continuation or conversion under Section 2.5(e).


         "Related Party": Any Person (other than a Subsidiary): (a) which directly or indirectly, through one of more intermediaries, controls, is controlled by or is under common control with, a Borrower, (b) which beneficially owns or holds 15% or more of the equity interest of a Borrower, or
(c) 15% or more of the equity interest of which is beneficially owned or held by a Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Reportable Event": A reportable event, as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that for purposes of this Agreement, a failure to meet the minimum funding standard of Section 412 of the Code and
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code.

         "Subordinated Debt": That portion of any liabilities, obligations or Indebtedness of a Borrower which contains terms satisfactory to the Lender and is subordinated, in a manner satisfactory to the Lender, as to right and time of payment of principal and interest thereon, to any and all Obligations.

         "Subsidiary": Any Person of which or in which a Borrower and its other Subsidiaries own, alone or in combination, directly or indirectly, 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

         "Supplemental Documentation": The term "Supplemental Documentation" shall have the meaning given such term in Section 3.5.

         "Taxes": With respect to any Person means taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

         "Termination Date": The term "Termination Date" shall have the meaning given such term in Supplement A.

         "UCC": The Uniform Commercial Code as in effect in the State of Minnesota and any successor statute, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the UCC shall be construed to also refer to any successor sections.

         "Unmatured Event of Default": Any event which, with the giving of notice to the Borrowers or lapse of time, or both, would constitute an Event of Default.


         "Unused Credit Fee": The term "Unused Credit Fee" shall have the meaning given such term in Supplement A.

         "Valuable Transfer": In respect of each Borrower, (a) all loans, advances or capital contributions made directly or indirectly to such Borrower with proceeds of Loans, (b) all debt securities or other obligations of such Borrower acquired from such Borrower, or retired by such Borrower, with direct or indirect proceeds of Loans, (c) the fair market value of all property acquired with direct or indirect proceeds of Loans (but only to the extent of the economic benefit to such Borrower of the property so transferred), (d) all equity securities of such Borrower acquired from such Borrower with direct or indirect proceeds of Loans, and (e) the value of quantifiable economic benefits not included in clauses (a) through (d) above accruing to such Borrower as a result of the Loans.

         1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in Articles V and VI and in Supplement A) shall be made in accordance with GAAP consistently applied, using a first in first out method of Inventory valuation. Any reference to "consolidated" financial terms apply to circumstances in which a Borrower has Subsidiaries and shall be deemed to refer to those financial terms as applied to such Borrower and the Subsidiaries in accordance with GAAP. If, in Lender's judgment, a material change occurs in GAAP, then either (a) the Lender and the Borrowers shall amend, in writing, the covenants in this Agreement, Supplement A, and the other Loan Documents which are calculated on the basis of GAAP to reflect such change, or (b) if the Lender and the Borrowers fail to agree on and enter into such an amendment, then the Lender shall have the right to deem such change in GAAP to be an Event of Default.

         1.3 Other Definitional Provisions. Unless otherwise defined therein, all terms defined in this Agreement shall have such defined meanings when used in any other Loan Document. Terms used in this Agreement which are defined in any Supplement, Exhibit or Schedule hereto shall, unless the context otherwise indicates, have the meanings given them in such Supplement, Exhibit or Schedule. Other terms used in this Agreement and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings given such terms in the Minnesota Uniform Commercial Code to the extent the same are used or defined therein. Reference to "this Agreement" shall include the provisions of Supplement A. References to Sections, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided.

         1.4 Rules of Construction. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Gender references are freely interchangeable and shall refer to the masculine, feminine or neuter.

            ARTICLE II LOANSCREDIT; LETTERS OF CREDIT; OTHER MATTERS

         2.1      Loans.

                  (a) Amount, Authority to Make Certain Advances. Subject to the terms and conditions of the Loan Documents, and in reliance upon the representations and warranties of the Borrowers set forth herein and in the other Loan Documents, the Lender agrees to make loans (individually, a "Loan" and collectively, the "Loans") to the Borrowers during the period from and after the date hereof to the date on which the Credit terminates, in such amounts, in the type of Advance and at such times as the Borrowers may from time to time request, up to but not in excess of the Loan Availability. Loans made by the Lender may be repaid and, subject to the terms and conditions hereof, reborrowed to the date on which the Credit terminates.

                  (b) Types of Advances. The Loans shall be Eurodollar Advances or Reference Rate Advances, as requested by the Borrowers, except as otherwise provided herein. Any combination of types of Advances may be outstanding at the same time, provided that, no more than five (5) Eurodollar Advances may be outstanding at any one time. Each Eurodollar Advance shall be in a minimum amount of $1,000,000 or in an integral multiple of $500,000 above such amount.

                  (c) Indemnification. Each Borrowers hereby indemnifies the Lender against any loss or expense which the Lender may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund, or maintain any Advance) as a consequence of
         (i) any failure of the Borrowers or any of them to make any payment when due of any amount due hereunder or under any Note, (ii) any failure of the Borrowers or any of them to borrow, continue or convert an Advance on a date specified therefor in a notice thereof, or (iii) any payment (including, without limitation, any payment pursuant to Section 7.2), prepayment or conversion of any Eurodollar Advance on a date other than the last day of the Interest Period for such Eurodollar Advance. Lender's certificate or invoice setting forth the amount or amounts Lender is entitled to receive pursuant to this Section 2.1(c) delivered to the Borrowers shall be conclusive in the absence of error. The amount shown as due on such certificate or invoice is payable on demand.

                  (d) Mandatory Payments. All Loans and other Obligations hereunder shall be paid by the Borrowers on the Termination Date unless payable sooner pursuant to the provisions of this Agreement. In addition, Borrowers shall pay to the Lender all proceeds of Collateral in accordance with the provisions of this Agreement and other Loan Documents for application against the Obligations in such order and manner as Lender may deem appropriate. If the aggregate outstanding principal balance of the Loans exceeds the Loan Availability or there is a negative Loan Availability, then, unless the Lender shall otherwise consent in writing, the Borrowers shall immediately and without notice of any kind make such payments as shall be necessary to eliminate such excess or negative Loan Availability, or take such other action (including, without limitation, delivery of cash collateral) as Lender may require.


                  (e) Recourse to Collateral. The Borrowers' payment obligations under this Agreement and under any Note, Letter of Credit Agreement and any other Loan Document are primary and absolute and Lender shall not be required to seek recourse to Collateral, Third Party Collateral or other security at any time.

         2.2      Letters of Credit.

                  (a) Application, Agreement to Issue. From time to time from and after the date hereof to the Termination Date or, if earlier, the date on which the Credit terminates, a Borrower may request Lender, or any Affiliate, to issue one or more Letters of Credit for the account of such Borrower and, upon receipt of duly executed Letter of Credit Applications and such other Letter of Credit Agreements as the Lender, or such Affiliate, may require, Lender or such Affiliate shall, in its discretion, issue Letters of Credit on such terms as are satisfactory to the Letter of Credit Issuer; provided, however, that no Letter of Credit will be issued if, before or after taking such Letter of Credit into account, the Letter of Credit Obligations exceed the least of (i) the Letter of Credit Sublimit, (ii) the Credit Amount minus the outstanding principal balance of the Loans, and (iii) the Borrowing Base minus the outstanding principal balance of the Loans.

                  (b) Fees and Commissions. The Borrowers agree to pay the Letter of Credit Issuer, on demand, the Letter of Credit Issuer's standard administrative operating fees and charges in effect from time to time for issuing, administering or making payments under any Letters of Credit. The Borrowers further agree to pay the Lender a commission on the undrawn amount of each Letter of Credit (which amount shall include, without limitation, the amount of each L/C Draft accepted by the Letter of Credit Issuer but unpaid) in the amounts and at such times as are set forth in Supplement A.

                  (c) Reimbursement Obligations. The Borrowers agree to reimburse the Letter of Credit Issuer on demand for each payment made by the Letter of Credit Issuer under or pursuant to any Letter of Credit or L/C Draft. The Borrowers further agree to pay to the Lender, on demand, interest at the Default Rate, on any amount paid by the Letter of Credit Issuer, under or pursuant to any Letter of Credit or L/C Draft, from the date of payment until the date of reimbursement to the Letter of Credit Issuer. The Borrowers hereby authorize Lender, at Lender's option, to make an Advance under this Agreement in an amount equal to the amount paid by the Letter of Credit Issuer, under any Letter of Credit or L/C Draft, and pay such amount to the Letter of Credit Issuer in reimbursement for such payment.

                  (d) Acceleration, Required Deposits. Notwithstanding anything to the contrary herein or in any Letter of Credit Agreement or Letter of Credit, without notice to any Borrower or Obligor, upon termination of the Credit, (whether pursuant to Section 7.1(a) or (b) or otherwise) and, at Lender's discretion, at any time that an Event of Default has occurred and is continuing (whether or not the Credit is terminated), an amount equal to the aggregate amount of the Letter of Credit Obligations shall be deemed (as between the Lender and the Borrowers) to have been paid or disbursed by the Letter of Credit Issuer under the Letters of Credit and L/C Drafts accepted by the Letter of Credit Issuer, notwithstanding that such amounts may not in fact have been so paid or disbursed.


         Upon the occurrence of the events described in the preceding paragraph, Lender is hereby authorized, at its option, to make an Advance under this Agreement in an amount equal to such Letter of Credit Obligations, which Advance shall be immediately due and payable, the proceeds of which shall be deposited into a separate cash collateral account as set forth in this Section 2.2(d) below. In lieu of the foregoing, Lender, at its election, may demand, and upon such demand Borrowers shall deliver to Lender, cash or cash equivalents in an amount equal to the Letter of Credit Obligations. (Cash equivalents, if acceptable, shall have the value as determined by the Lender.)

         The proceeds of such Advance and/or cash or cash equivalents received by Lender pursuant to this Section 2.2(d) shall be deposited by the Lender in a separate account appropriately designated as a cash collateral account in relation to this Agreement and shall be retained by the Lender, or Affiliate, as collateral security for the Obligations including, without limitation, the Letter of Credit Obligations. Such amounts shall not be used by the Letter of Credit Issuer, to pay any amounts drawn under any Letter of Credit or L/C Draft. At Lender's option, such amounts may be applied by Lender to reimburse the Letter of Credit Issuer for payments made under a Letter of Credit or L/C Draft or to payment of such other Obligations as the Lender shall determine. Following payment in full of all Obligations, the termination or expiration of all Letters of Credit and the termination of the Credit, any amounts remaining in any cash collateral account established pursuant to this Section 2.2 shall be returned to the Borrowers or other Person legally entitled thereto (after deduction of the Lender's and any Affiliate's expenses). The deposit of cash or cash equivalents by Borrowers shall not relieve Borrowers or any Obligor of any Obligations under any of the Loan Documents.

         2.3         Loan Account; Disbursement Account; Controlled Disbursement
                     Account.

                  (a) Loan Account. The Lender shall establish or cause to be established on its books in the Borrowers' names one or more accounts (each, a "Loan Account") to evidence Loans made to the Borrowers. Any amounts advanced as a Loan pursuant to this Agreement will be debited to the applicable Loan Account and result in an increase in the principal balance outstanding in such Loan Account in the amount thereof, provided, however, any failure by Lender to debit such Loan Account in respect of any such Loans shall not affect Borrowers' obligations to repay such Loans in accordance with the provisions of this Agreement or any Note. Any amount received by the Lender and applied by the Lender as principal payments in accordance with the provisions hereof, will be credited to the applicable Loan Account and result in a reduction in the principal balance outstanding in such Loan Account.

                  (b) Disbursement Account. The Borrowers shall maintain in their names a commercial account (the "Disbursement Account") at Lender's office at 15 West South Temple, Salt Lake City, Utah 84101. Unless otherwise provided in this Agreement, the Lender will credit or cause to be credited to the Disbursement Account the amount of each Advance made by Lender hereunder.


                  (c) Controlled Disbursement Account. At its option, each Borrower may maintain in its name a commercial account (the "Controlled Disbursement Account") with a bank selected by such Borrower and satisfactory to the Lender, into which deposits from the Disbursement Account may be authorized by the Borrowers and/or the Lender and from which the applicable Borrower may draw checks for corporate purposes. If a Borrower so elects, such Borrower, Lender and such depository bank shall enter into an agreement satisfactory to Lender regarding, among other things, the Controlled Disbursement Account and access to amounts on deposit therein or attributable thereto.

         2.4      Interest; Fees.

                  (a) Interest.  The outstanding  principal balance of each Loan to the Borrowers hereunder shall bear interest at the rate(s) applicable to such Loan as set forth in Supplement A; provided, however, that no provision of this Agreement or of any Note shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law. Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of 360 days on the actual daily balance of such Loan. Interest on the unpaid principal of any Loan shall accrue from the date such Loan is made to the date such Loan is paid in full. Interest shall be paid on the Payment Dates for the applicable types of Loans. Any accrued or accruing interest after the Termination Date or other date on which the Credit terminates shall be payable on demand.

                  (b)  Interest  After  Default.  At any  time  that an Event of
         Default has occurred and is continuing, the outstanding principal amount of all Loans, all past due interest and all past due fees and other sums payable to the Lender hereunder or under any Loan Document shall bear interest at the Default Rate.

                  (c) Unused Credit Fee. The Borrowers shall pay to the Lender an Unused Credit Fee for the period from and after the date hereof through and including the date the Credit is terminated in the amount and at the times set forth in Supplement A.

         2.5      Requests  for  Loans;  Borrowing  Base  Certificates;    Other
                  Information;  Continuation and Conversion of Loans.


                  (a) Loan Requests. Except as otherwise expressly provided elsewhere in this Agreement, Loans shall be requested by telephone and promptly confirmed in writing by a Borrower, and must be given so as to be received by the Lender not later than:

                           (i) 1:00 p.m.,  Minneapolis  time, on the date of the
                  requested Loan, if the Loan is to be comprised of Reference Rate Advances; or

                           (ii) 11:00 a.m.,  Minneapolis time, two Business Days
                  prior to the date of the requested Loan, if the Loan is to be, or include, a Eurodollar Advance.

         Each request for a Loan shall specify (i) the borrowing date (which shall be a Business Day), (ii) the amount of such Loan and the type or types of Advances comprising such Loan (subject to the limitation on amount set forth in Section 2.1(bc)), and (iii) if such Loan shall include Eurodollar Advances, the initial Interest Periods for each such Eurodollar Advance. The failure of any Borrower to confirm any telephonic request or otherwise comply with the provisions of this
         Section 2.5(a) shall not in any manner affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

                  (b) Additional Information. In the event that a Borrower shall at any time, or from time to time, (i) make a request for a Loan, or
         (ii) be deemed to have requested an Overdraft Loan, the Borrowers agree to forthwith provide the Lender with such information, at such frequency and in such format, as is required by the Lender, such information to be current as of the time of such request.

                  (c) Borrowing Base Certificate. Each Borrower further agrees to provide to the Lender a current borrowing base certificate
         ("Borrowing Base Certificate") at the end of each month and at such other times as the Lender may request. Such Borrowing Base Certificate shall be in substantially the form of Exhibit A, and include such supporting documentation as Lender may require and shall be executed and certified as accurate by such person or persons as such Borrower designates, from time to time, in writing to the Lender as provided herein.

                  (d) Borrower's Authorized Representatives. Each Borrower shall provide the Lender with documentation satisfactory to the Lender indicating the names of those employees of such Borrower authorized by such Borrower to sign, among other things, Borrowing Base Certificates, and/or to make a telephone request for a Loan, and/or to authorize disbursement of the proceeds of a Loan by wire transfer or otherwise. The Lender shall be entitled to rely upon such documentation until notified in writing by such Borrower of any change(s) in the names of persons so authorized. The Lender shall be entitled to act on the instructions of anyone identifying himself as one of the persons authorized to request Loans or disbursements of Loan proceeds by telephone and the Borrowers shall be bound thereby in the same manner as if the person were actually so authorized. The Borrowers agree to indemnify and hold the Lender harmless from any and all claims, damages, liabilities, losses, costs and expenses (including Attorneys'
         Fees) which may arise or be created by the acceptance of instructions (telephonic or otherwise) for making Loans or disbursing Loan proceeds by wire transfer or otherwise, or for application of payments.

                  (e) Continuation and Conversion of Loans. A Borrower may elect to continue any outstanding Eurodollar Advance from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period, or convert any outstanding Advance into another type of Advance (on the last day of an Interest Period only, in the instance of a Eurodollar Advance), by giving the Lender telephonic notice promptly confirmed in writing, given so as to be received by the Lender not later than:

                           (i) 1:00 p.m.,  Minneapolis  time, on the date of the
                  requested conversion, if requesting conversion of a Eurodollar Advance to a Reference Rate Advance; or


                           (ii) 11:00 a.m.,  Minneapolis  time, two (2) Business
                  Days prior to the date of the requested continuation or conversion, if requesting the continuation of a Eurodollar Advance or the conversion of a Reference Rate Advance to a Eurodollar Advance.

         Each notice of  continuation  or conversion of an Advance shall specify
         (x) the effective date of the continuation or conversion (which shall be a Business Day), (y) the amount and the type or types of Advances following such continuation or conversion (subject to the limitation on amount set forth in Section 2.1(b), and (z) for continuation as, or conversion into, Eurodollar Advances, the Interest Periods for such Advances. Absent timely notice of continuation or conversion, each Eurodollar Advance shall automatically convert into a Reference Rate Advance on the last day of an applicable Interest Period, unless paid in full on such last day. No Advance shall be continued as, or converted into, a Eurodollar Advance if the shortest Interest Period for such Advance may not transpire prior to the Termination Date or if an Event of Default or Unmatured Event of Default has occurred and is continuing.

         2.6 Notes. Lender, in its sole and absolute discretion, may require that any and all Loans hereunder be evidenced by a Note. Whether or not evidenced by a Note, all Loans and payments thereof shall be recorded on the Lender's books, which shall be rebuttable presumptive evidence of the amount of such Loans outstanding at any time hereunder. The Lender will account monthly as to all Loans and payments hereunder. Notwithstanding any term or condition of this Agreement to the contrary, the failure of the Lender to record the date and amount of any Loan shall not limit or otherwise affect the obligation of the Borrowers to repay any such Loan.

         2.7 Overdraft Loans. The Lender, in its sole and absolute discretion and subject to the terms hereof, may make a Loan to the Borrowers in an amount equal to the amount of any overdraft which may from time to time exist with respect to the Disbursement Account or any other bank account which the Borrowers may now or hereafter have with Lender or any other Affiliate. The existence of such overdraft shall be deemed to be a request by the Borrowers for such Loan. The Borrowers acknowledge that the Lender is under no duty or obligation to make any Loan to the Borrowers to cover any overdraft. The Borrowers further agree that an overdraft shall constitute a separate Loan under this Agreement (an "Overdraft Loan"), which shall bear interest, from the date on which the overdraft occurred until paid, in an amount equal to the greater of 130% of the highest rate of interest then charged for Loans (other than Overdraft Loans or Over Advances) made hereunder, or $50.00 per day. If the Lender, in its sole and absolute discretion, decides not to make a Loan to cover part or all of any overdraft, the Lender may return any check(s) which created such overdraft.

         2.8 Over Advances. The Lender, in its sole and absolute discretion, may make Loans to the Borrowers, either at the Borrowers' request or to pay amounts due to the Lender or any Affiliate under this Agreement or any other Loan Document, in excess of the Loan Availability or permit the total Loans to exceed the Loan Availability at any time (such excess Obligations are hereinafter referred to as "Over Advances"). No Over Advance or series of Over Advances shall cause or constitute a waiver by the Lender of its right to refuse to make any further Loan or to issue, or cause to be issued, any Letters of Credit at any time that an Over Advance exists or would result therefrom. During any period in which an Over Advance exists, the amount of the Over Advances shall bear interest at a rate equal to 130% of the highest rate of interest then charged for Loans (other than Overdraft Loans or Over Advances) made hereunder.


         2.9 All Loans One Obligation. All Loans under this Agreement shall constitute one Loan, and all Obligations shall constitute one general obligation, secured by the Lien granted by the Borrowers hereunder on all of the Collateral and by all other Liens heretofore, now or at any time or times hereafter granted by the Borrower or any other Obligor to secure the Obligations. The Borrowers agree that all of the rights of the Lender set forth in the Loan Documents shall, unless otherwise agreed to in writing, apply to any modification of or supplement to the Loan Documents.

         2.10 Making of Payments; Application of Collections; Charging of Accounts.

                  (a) All payments hereunder (including payments with respect to any Notes) shall be made without set-off or counterclaim and shall be made to the Lender in immediately available funds (or as the Lender may otherwise consent) prior to 11:00 a.m., Minneapolis time, on the date due at its office at U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, or at such other place as may be designated by the Lender to the Borrowers in writing from time to time. Any payments received after such time shall be deemed received on the next Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a date other than a Business Day such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of payment of interest or any fees.

                  (b) The Borrowers authorize the Lender to, and the Lender will, subject to the provisions of this Section 2.10(b), apply the whole or any part of any amounts received by the Lender, or any Affiliate (whether deposited in the Collateral Account or otherwise received by the Lender, or any Affiliate) from the collection of items of payment and proceeds of any Collateral or Third Party Collateral against the principal and/or interest of any Loans made hereunder and/or any other Obligations, whether or not then due, in such order of application as the Lender may determine, unless such payments or proceeds are, in the Lender's sole and absolute discretion, released to the Borrowers. No checks, drafts or other instruments received by the Lender, or any Affiliate, shall constitute final payment to the Lender unless and until such item of payment has actually been collected. All items or amounts which are delivered to the Lender by or on behalf of the Borrowers or any Obligor or any Account Debtor on account of partial or full payment or otherwise as proceeds of any of the Collateral or Third Party Collateral (including any items or amounts which may have been deposited to the Collateral Account) may from time to time, in the Lender's sole and absolute discretion, be released to the Borrowers or may be applied by the Lender towards such of the Obligations, whether or not then due, in such order of application as the Lender may determine. Notwithstanding anything to the contrary herein, (i) solely for purposes of determining the occurrence of an Event of Default hereunder, all cash, checks, instruments and other items of payment, shall be deemed received upon actual receipt by the Lender unless the same is subsequently dishonored for any reason whatsoever, (ii) solely for purposes of determining whether, under Sections 2.1 and 2.2, there is Loan Availability, all cash, checks, instruments and other items of payment shall be applied against the Obligations no later than the first Business Day following receipt thereof by the Lender in Minneapolis, Minnesota or the first Business Day following the initiation by the Lender of an ACH transaction from the Collateral Account, and (iii) solely for purposes of interest calculation hereunder, all cash, checks, instruments and other items of payment shall be deemed to have been applied against the Obligations no later than the second Business Day following receipt thereof by the Lender in Minneapolis, Minnesota or the second Business Day following the initiation by the Lender of an ACH transaction from the Collateral Account.


                  (c) The Borrowers hereby irrevocably authorize the Lender and the Lender may, in its sole and absolute discretion, at any time and from time to time, pay all or any portion of any Obligations including, without limitation, interest, Attorneys' Fees and other fees, costs and expenses of the Lender for which the Borrowers are liable pursuant to the terms of the Loan Documents, by charging the Disbursement Account(s) or any other bank account of the Borrowers or any of them maintained with Lender or any Affiliate or by advancing the amount thereof to the Borrowers as a Loan and applying the proceeds of such Loan against such Obligations; provided, however, that the provisions of this Section 2.10(c) shall not affect the Borrowers' obligations to pay when due all amounts payable by the Borrowers under any of the Loan Documents whether or not there are sufficient funds therefor in the Disbursement Account(s) or any such other bank account of the Borrowers or any of them with Lender or any other Affiliate, or sufficient Loan Availability.

         2.11 Lender's Election Not to Enforce. Notwithstanding any term or condition of this Agreement to the contrary, the Lender, in its sole and absolute discretion, at any time and from time to time may suspend or refrain from enforcing any or all of the restrictions imposed in this Article II but no such suspension or failure to enforce shall impair the Lender's right and power under this Agreement to refrain from making a Loan or issuing, or causing to be issued, a Letter of Credit requested by the Borrowers if all conditions precedent to the Lender's obligation to make such Loan or issue, or cause to be issued, such Letter of Credit have not been satisfied.

         2.12     Additional Provisions Relating to Loans

                  (a) Increased Costs. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Lender or Affiliate with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

                           (i) any tax, duty or other charge with respect to any
                  Loan, any Note or the Credit is imposed, modified or deemed applicable, or the basis of taxation of payments to the Lender of interest or principal of the Loans or any fees (other than taxes imposed on the overall net income of the Lender by the jurisdiction in which the Lender has its principal office) is changed;


                           (ii) any reserve, special deposit, special assessment
                  or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender is imposed, modified or deemed applicable;

                           (iii) any increase in the amount of capital  required
                  or  expected  to be  maintained  by the  Lender or any  Person controlling the Lender is imposed, modified or deemed applicable; or

                           (iv) any other  condition  affecting  this  Agreement
                  or the Credit is imposed on the Lender or the relevant funding markets;

         and the Lender determines that, by reason thereof, the cost to the Lender of making or maintaining the Loans or the Credit is increased, or the amount of any sum receivable by the Lender hereunder or under any Note in respect of any Loan is reduced;

         then, the Borrowers shall pay to the Lender such additional amount or amounts as will compensate the Lender (or the controlling Person in the instance of (iii) above) for such additional costs or reduction in amounts received (provided that the Lender has not been compensated for such additional cost or reduction in the calculation of the Eurodollar Reserve Rate). Lender's or Affiliate's certificate or invoice setting forth the amount or amounts such Person is entitled to receive pursuant to this Section 2.12(a) shall be conclusive in the absence of manifest error. In determining such amounts, the Lender may use any reasonable averaging, attribution and allocation methods. The amount shown as due on any certificate or invoice delivered under this Section 2.12(a) is payable on demand.

                  (b) Deposits Unavailable or Interest Rate Unascertainable or Inadequate; Impracticability. If the Lender determines (which determination shall be conclusive and binding on the parties hereto) that:

                           (i) deposits of the necessary amount for the relevant
                  Interest Period for any Eurodollar Advance are not available to the Lender in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Interbank Rate, as the case may be, for such Interest Period;

                           (ii) the Eurodollar Rate (Reserve  Adjusted) will not
                  adequately and fairly reflect the cost to the Lender of making or funding the Eurodollar Advances for a relevant Interest Period; or

                           (iii) the making or funding  of  Eurodollar  Advances
                  has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of the Lender, materially and adversely affects such Advances or the Lender's ability to make such Advances or the relevant market;

         the Lender shall promptly give notice of such determination to the Borrowers, and (i) any request for a new Eurodollar Advance or for conversion of a Reference Rate Advance to a Eurodollar Advance previously given by a Borrower and not yet funded or converted shall be deemed to be a request for a Reference Rate Advance, and (ii) the Borrowers shall be obligated to either (A) prepay in full any outstanding Eurodollar Advances without premium or penalty on the last day of the current Interest Period with respect thereto or (B) convert any such Eurodollar Advance to a Reference Rate Advance on the last day of the current Interest Period.


                  (c) Changes in Law Rendering Eurodollar Advances Unlawful. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for the Lender to make or fund any Eurodollar Advance, the obligation of the Lender to provide such Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Lender to continue any Eurodollar Advance previously made by it hereunder, the Lender shall, upon the happening of such event, notify the Borrowers thereof in writing, and the Borrowers shall, at the time notified by the Lender, either (i) convert each such Eurodollar Advance to a Reference Rate Advance, or (ii) repay such Eurodollar Advance in full, together with accrued interest thereon, subject to the provisions of Section 2.1(cd).

                  (d)  Funding.

                           (i) Discretion of the Lender as to Manner of Funding.
                  Notwithstanding any provision of this Agreement to the contrary, the Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if the Lender had actually funded and maintained each Eurodollar Advance during the Interest Period for such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Interbank Rate for such Interest Period (whether or not the Lender shall have granted any participations in such Advances).

                           (ii) Funding Through Affiliate.  At the Lender's sole
                  option, it may fulfill its commitment to make Eurodollar Advances by causing an Affiliate to make or continue such Eurodollar Advances; provided, that in such instance such Eurodollar Advances shall be deemed for purposes of this Agreement to have been made by the Lender and the obligation of the Borrowers to repay such Eurodollar Advances shall be to the Lender and shall be deemed held by the Lender for the account of such Affiliate.

                             ARTICLE III COLLATERAL


         3.1 Grant of Security Interest. As security for the payment of all Loans now or hereafter made by the Lender to the Borrowers hereunder or under any Note, and as security for the payment or other satisfaction of all other Obligations, the Borrowers hereby pledge, assign and grant to the Lender, and its Affiliates, a security interest in all right, title and interest of the Borrowers or any of them in and to the following property of the Borrowers or any of them, whether now owned or existing, or hereafter acquired or coming into existence, wherever now or hereafter located (all such property is hereinafter referred to collectively as the "Collateral"):

                  (a) Accounts Receivable (whether or not Eligible Accounts Receivable), including all other rights and interests (including all liens and security interests) that the Borrower may at any time have by law or agreement against any Account Debtor or other obligor obligated to make any such payment or against any of the property of such Account Debtor or other obligor;

                  (b) General Intangibles;

                  (c) documents;

                  (d) all chattel paper and instruments evidencing, arising out of or relating to any obligation to a Borrower for goods sold or leased or services rendered or otherwise arising out of or relating to any property described in clauses (a) through (c) above;

                  (e) any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of or in the name of a Borrower now or hereafter with the Lender, or any Affiliate, and any and all property of every kind or description of or in the name of a Borrower now or hereafter, for any reason or purpose whatsoever, in the possession or control of, in transit to or standing to a Borrower's credit on the books of, the Lender, any Affiliate, any agent or bailee for the Lender or any Affiliate, or any Participant and all items in any lockbox;

                  (f) all replacements, substitutions, additions or accessions to or for any of the foregoing;

                  (g) to the extent related to the property described in clauses
         (a) through (f) above, all books, correspondence, credit files, records, invoices and other papers and documents, including, without limitation, to the extent so related, all tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of a Borrower or any computer bureau from time to time acting for a Borrower, and, to the extent so related, all rights in, to and under all policies of insurance, including claims of rights to payments thereunder and proceeds therefrom and refunds of unearned premiums related thereto, including, without limitation, any credit insurance; and

                  (h) all proceeds of any of the foregoing.

         3.2      Accounts Receivable.


                  (a) Adjustments. The Borrowers shall notify the Lender immediately of all disputes and claims by any Account Debtor and settle or adjust them at no expense to the Lender. If the Lender directs, no discount or credit allowance shall be granted thereafter by any Borrower to any Account Debtor. All Account Debtor payments and all net amounts received by the Lender in settlement, adjustment or liquidation of any Account Receivable may be applied by the Lender to the Obligations or credited to the Disbursement Account (subject to collection), as the Lender may deem appropriate, as more fully described in Section 2.10. If requested by the Lender, the Borrowers will make proper entries in their books, disclosing the assignment of Accounts Receivable to the Lender.

                  (b) Collateral Account. Unless otherwise consented to by the Lender in writing, each Borrower will, forthwith upon receipt by such Borrower of any and all checks, drafts, cash and other remittances in payment or as proceeds of, or on account of, any of the Accounts Receivable or other Collateral, deposit the same in a special bank account in Lender's name designated for receipt of such Borrower's funds (the "Collateral Account") maintained by Lender or such other bank or financial institution as the Lender shall consent, over which the Lender alone has power of withdrawal, and will designate with each such deposit the particular Accounts Receivable or other item of Collateral upon which the remittance was made. The Borrowers acknowledge that the maintenance of the Collateral Account is solely for the convenience of the Lender in facilitating its own operations and the Borrowers do not and shall not have any right, title or interest in the Collateral Account or in the amounts at any time appearing to the credit thereof. Said proceeds shall be deposited in precisely the form received except for a Borrower's endorsement where necessary to permit collection of items, which endorsement each Borrower agrees to make. The applicable Borrower(s) shall be liable as endorsee on all items deposited in the Collateral Account whether or not in fact endorsed by such Borrower(s). Pending such deposit, the Borrowers agree not to commingle any such checks, drafts, cash and other remittances with any of its funds or property, but will hold them separate and apart therefrom and upon an express trust for the Lender until deposit thereof if made in the Collateral Account. Upon the full and final liquidation of all Obligations and termination of the Credit, the Lender will pay over to the Borrowers any excess amounts received by the Lender as payment or proceeds of Collateral, whether received by the Lender as a deposit in the Collateral Account or received by the Lender as a direct payment on any of the sums due hereunder.

                  (c) Lockbox. After the occurrence of an Event of Default, the Lender may request and upon such request Borrowers will irrevocably direct all present and future Account Debtors and other Persons obligated to make payments on Accounts Receivable or other Collateral to make such payments to a special lockbox (the "Lockbox") under the control of Lender or an Affiliate. The Borrowers may, at their election, at any time direct all present and future Account Debtors and other Persons obligated to make payments on Accounts Receivable or other Collateral to make such payments to such a Lockbox. After such request or otherwise at the direction of the Borrowers, all invoices, account statements and other written or oral communication directing, instructing, requesting or demanding payment of any Account Receivable or other amount constituting Collateral shall direct that all payments be made to the Lockbox and shall include the Lockbox address. All payments received in the Lockbox shall be processed to the Collateral Account. Borrowers agree to execute and deliver all documentation required by Lender related to the establishment and maintenance of the Lockbox, when required or when so elected by the Borrowers, as applicable.


                  (d) Government  Claims.  If any Accounts  Receivable,  chattel paper or General Intangible arises out of contracts or other transactions with the United States of America or any department, agency, or instrumentality thereof (a "Federal Governmental Authority") or with any state, county of local government authority or any department, agency or instrumentality thereof (collectively, the "Other Governmental Authorities"), the Borrowers will, unless the Lender shall otherwise agree in writing, immediately notify the Lender in writing and execute any instruments and take any steps required by the Lender in order that all monies due and to become due under such contracts or other transactions shall be assigned to the Lender and, with respect to Federal Governmental Authorities, notice thereof given to the government under the Federal Assignment of Claims Act of 1940, as amended, and/or with respect to all Other Governmental Authorities, notice thereof given to the appropriate authority.

                  (d) Chattel Paper. If any Account Receivable is evidenced by chattel paper or instruments, the Borrowers will, unless the Lender shall otherwise agree in writing, deliver the originals of same to the Lender, appropriately endorsed to the Lender's order and, regardless of the form of such endorsement, the Borrowers hereby expressly waive presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

         3.3      Reserved.

         3.4      Reserved.

         3.5 Supplemental Documentation. At the Lender's request, the Borrowers shall execute and/or deliver to the Lender, at any time or times hereafter, such agreements, assignments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of Accounts Receivable, schedules of Accounts Receivable assigned, and other written matter necessary or requested by the Lender to perfect and maintain a perfected the security interest in the Collateral granted hereunder (all the above hereinafter referred to as "Supplemental Documentation"), in form and substance acceptable to the Lender, and pay all taxes, fees and other costs and expenses associated with any recording or filing of the same. Borrowers agree to reimburse the Lender for the costs of all searches and updates of searches in public records deemed necessary by the Lender in connection with the protection of its security interest. Each Borrower hereby irrevocably makes, constitutes and appoints the Lender (and all Persons designated by the Lender for that purpose) as such Borrower's true and lawful attorney (and agent-in-fact) to sign the name of such Borrower on any of the Supplemental Documentation and to deliver any of the Supplemental Documentation to such Persons as the Lender in its sole and absolute discretion, may elect. The Borrowers agrees that a carbon, photographic, photostatic, and other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.


         3.6 Power of Attorney. Each Borrower irrevocably designates, makes, constitutes, and appoints the Lender (and all Persons designated by the Lender) as such Borrower's true and lawful attorney (and agent-in-fact) and the Lender, or the Lender's agent, may, without notice to such Borrower:

                  (a) at such time or times hereafter as the Lender or said agent, in its sole and absolute discretion, may determine, in such Borrower's or the Lender's name, (i) after an Event of Default, receive, open and dispose of all mail received at the address of such Borrower; (ii) notify and/or require such Borrower to notify, any Account Debtor or other Person obligated under or in respect of any Collateral, of the fact of the Lender's Lien thereon and of the collateral assignment thereof to the Lender; (iii) direct and/or require such Borrower to direct, any Account Debtor or other Person obligated under or in respect of any Collateral, to make payment directly to the Lender of any amounts due or to become due thereunder or with respect thereto; (iv) endorse such Borrower's name on any checks, notes, drafts or any other items of payment relating to and/or proceeds of the Collateral which come into the possession of the Lender or under the Lender's control and apply such payment or proceeds to the Obligations in such manner as Lender shall determine; and (v) endorse such Borrower's name on any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement in the Lender's possession relating to Accounts Receivable or any other Collateral; and

                  (b) at such time or times after the occurrence of an Event of Default, as the Lender or said agent, in its sole and absolute discretion, may determine, in such Borrower's or the Lender's name: (i) receive, open and dispose of all mail received at the street address or any post office box address of such Borrower; (ii) demand, collect, surrender, release or exchange all or any part of any Collateral or any amounts due thereunder or with respect thereto; (iii) settle, adjust, compromise, extend or renew for any period (whether or not longer than the initial period) any and all sums which are now or may hereafter become due or owing upon or with respect to any of the Collateral; (iv) enforce, by suit or otherwise, payment or performance of any of the Collateral; (v) settle, adjust or compromise any legal proceedings brought to collect any sums due or owing upon or with respect to any of the Collateral; (vi) exercise all of such Borrower's rights and remedies with respect to the collection of any amounts due upon or with respect to any of the Collateral; (vii) if permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as the Lender may deem advisable; (viii) discharge and release the Collateral; (ix) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign such Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts Receivable and/or other Collateral; and (xi) do all acts and things necessary, in the Lender's sole and absolute discretion, to obtain repayment of the Obligations and to fulfill such Borrower's other obligations under this Agreement.

                  (c) at such time or times after the assertion by the Lender that an Event of Default has occurred and is continuing (whether or not an Event of Default has in fact occurred), as the Lender or said agent, in its reasonable discretion, may determine, in such Borrower's or the Lender's name, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by the Lender.


This power, being coupled with an interest, is irrevocable until all Obligations are paid in full, all Letters of Credit have expired or been terminated and the Credit is terminated. Under no circumstances shall the Lender be under any duty to act in regard to any of the foregoing matters. The costs relating to any of the foregoing matters, including Attorneys' Fees and out-of-pocket expenses shall be borne solely by the Borrowers whether the same are incurred by the Lender or the Borrowers.

The Lender and Affiliates and their respective directors, officers, employees or agents shall not be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law, unless the same shall have resulted from gross negligence or willful misconduct.

         3.7 License. Each Borrower grants to Lender and its Affiliates a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all leases, licenses, trademarks, franchises, tradenames, copyrights and patents of the Borrower (to the extent permissible under the terms of such agreements) for the purposes of selling, leasing, preparing for sale or disposing or enforcing its rights in any or all of the Collateral.


                    ARTICLE IV REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement and to make Loans to the Borrowers and issue or cause to be issued Letters of Credit for the account of the Borrowers hereunder, each Borrower makes the following representations and warranties, all of which shall be true and correct as of the date the each Loan is made or Letter of Credit is issued and survive the execution of this Agreement and the making of the initial Loan or issuance of Letter of Credit:

         4.1 Organization, Name. Each Borrower and each of such Borrower's corporate Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of the jurisdiction of their respective incorporation. All of each Borrower's other Subsidiaries, if any, are entities duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective organization. Each Borrower and all of its Subsidiaries are in good standing and are duly qualified to do business in each state where, because of the nature of their respective activities or properties, such qualification is required. During the last ten years each Borrower and each Subsidiary has conducted business solely in the names set forth on Schedule 4.1, and has no trade names, styles or doing business forms except as disclosed on
Schedule 4.1. The taxpayer identification number of Simon is 87-0545608. The taxpayer identification number of Trucking is 87-0293383.

         4.2 Authorization. Each Borrower is duly authorized to execute and deliver the Loan Documents and any Supplemental Documentation contemplated by this Agreement, and is and will continue to be duly authorized to borrow monies hereunder and to perform its obligations under the Loan Documents and any Supplemental Documentation contemplated by this Agreement and the borrowings hereunder do not and will not require any consent or approval of any governmental agency or authority.


         4.3 No Conflicts. The execution, delivery and performance by each Borrower of the Loan Documents and any Supplemental Documentation contemplated by this Agreement, do not and will not conflict with (a) any provision of law,
(b) the charter or by-laws of such Borrower, (c) any agreement binding upon any Borrower, or (d) any court or administrative order or decree applicable to any Borrower, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of any Borrower or any of the Subsidiaries except as provided herein.

         4.4 Validity and Binding Effect. The Loan Documents constitute (and any Supplemental Documentation contemplated by this Agreement, when duly executed and delivered will constitute) the legal, valid and binding obligations of each Borrower and each Obligor, enforceable against each Borrower and each Obligor in accordance with their respective terms. The execution, delivery and performance of the Loan Documents by each Borrower and any Obligor, and the borrowing of money, incurring of obligations and granting of Liens thereunder are within their respective corporate powers and have been duly authorized by all necessary corporate action.

         4.5 No  Default.  None of the  Borrowers  nor any of  their  respective
Subsidiaries is in default under any agreement or instrument to which such Borrower or any Subsidiary is a party or by which any of their respective properties or assets is bound or affected, which default (a) might materially and adversely affect the Lender's Lien on or rights with respect to any Collateral or Third Party Collateral or (b) constitutes an Adverse Event. No Event of Default or Unmatured Event of Default has occurred and is continuing.

         4.6 Financial Statements. Each Borrower's audited consolidated and consolidating financial statement as at September 30, 1998 and such Borrower's unaudited consolidated and consolidating financial statement as at June 30, 1999, copies of which have been furnished to the Lender, have been prepared in conformity with GAAP and applied on a basis consistent with that of the preceding fiscal year and period and present fairly the financial condition of such Borrower and its Subsidiaries as at such dates and the results of their operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments. Since June 30, 1999, no Adverse Event has occurred.

         4.7 Insurance. Schedule 4.7 sets forth a summary of the property and casualty insurance program carried by each Borrower and its Subsidiaries on the date hereof, including the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), Best's policyholder's and financial size ratings of the insurers, exclusions, deductibles and self-insured retention, and describes in detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by any Borrower or any Subsidiary or imposed upon any Borrower or any Subsidiary by any such insurer. This summary also includes any self-insurance program that is in effect.

         4.8      Litigation; Contingent Liabilities.


                  (a) Except for those referred to in Schedule 4.8, no claims litigation, arbitration proceedings or governmental proceedings are pending or threatened against or are affecting any Borrower or any Subsidiary.

                  (b) Other than any liability incident to the claims, litigation or proceedings disclosed in Schedule 4.8, no Borrower nor any Subsidiary has any contingent liabilities which are material to such Borrower or Subsidiary.

         4.9 Ownership of Property, Liens. Each Borrower and each of the Subsidiaries has good and marketable title to its real properties and good and sufficient title to its other properties, including all properties and assets referred to as owned by such Borrower and/or its Subsidiaries in the audited financial statement of such Borrower referred to in Section 4.6 (other than property disposed of since the date of such financial statement in the ordinary course of business as permitted by this Agreement). None of the Collateral or other property or assets of any Borrower or any Subsidiary is subject to any Lien (including, without limitation, Liens pursuant to Capitalized Leases under which said Borrower or any Subsidiary is a lessee) except: (a) Liens in favor of the Lender; (b) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;
(c) statutory Liens, such as carriers', loggers', warehousemen's, mechanics', materialmen's and repairmens' Liens, arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; and (d) Liens permitted on Schedule 4.9 or under Section 6.13.

         4.10 Subsidiaries, Ownership. The Borrowers have no Subsidiaries except as listed on Schedule 4.10. The ownership of each Borrower and each of the Subsidiaries is as set forth on Schedule 4.10, which schedule shows the name(s) of each Person having an ownership interest, and the percentage of such ownership interest in the respective entity. Except as set forth on Schedule 4.10, no part of the ownership interest of any Person in any Borrower or any Subsidiary is subject to any shareholder agreement, voting trust or other agreement limiting or otherwise pertaining to the ownership interest of such Person.

         4.11 Partnerships; Joint Ventures; LLCs. No Borrower nor any of the Subsidiaries is a partner or joint venturer or member in any partnership, joint venture or limited liability company other than the partnerships, joint ventures and limited liability companies listed on Schedule 4.11.

         4.12 Business Locations. On the date hereof, the Borrowers' and each Subsidiary's chief executive office and principal place of business are located at the respective addresses set forth on Schedule 4.12. The books and records of the Borrowers and each Subsidiary relating to its business and the concerning such Borrower's Accounts Receivable and other Collateral are kept at such locations. All of other locations or places of business of the Borrowers and each Subsidiary are as set forth on Schedule 4.12. Each Borrower and each Subsidiary is the lawful owner of fee title or of the lessee's interest under a valid and existing lease with respect to the places of business described on
Schedule 4.12. For each location subject to a lease or mortgage, the legal description(s) of the real property and the name(s) of the record owner and any mortgagee of such real property is set forth in Schedule 4.12.


         4.13     Reserved.

         4.14 Eligibility of Collateral. (a) All of the Accounts Receivable are and will continue to be bona fide existing obligations created by the sale of goods, the rendering of services, or the furnishing of other good and sufficient consideration to Account Debtors in the regular course of business and all shipping or delivery receipts and other documents furnished or to be furnished to the Lender in connection therewith are and will be genuine; (b) each Account Receivable which a Borrower shall, expressly or by implication, request the Lender to classify as an Eligible Account Receivable, will, as of the time when such request is made, conform in all respects to the requirements of such classification set forth in the definition of "Eligible Account Receivable" set forth herein.

         4.15 Control of Collateral; Lease of Property. No Collateral is under the control of any Subsidiary or other Person who is not a Borrower under this Agreement. Except as listed on Schedule 4.15, none of the machinery, equipment or real property used by any Borrower or any Subsidiary is subject to a lease (excluding only Capitalized Leases included on Schedule 6.12) under which such Borrower or such Subsidiary is the lessee.

         4.16 Patents, Trademarks, Etc. Each Borrower and each of the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others. All such licenses, patents, trademarks, trade names, service marks and copyrights, and applications therefor existing on the date hereof are listed on
Schedule 4.16.

         4.17 Solvency. Each Borrower and each of the Subsidiaries now has capital sufficient to carry on its respective business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its respective debts as they mature, and each Borrower and each of the Subsidiaries now owns property having a value, greater than the amount required to pay such Borrower's or such Subsidiary's debts.

         4.18  Contracts;  Labor Matters.  Except as disclosed on Schedule 4.18:
(a) None of the Borrowers nor any Subsidiary is a party to any contract or agreement, or subject to any charge, corporate restriction, judgment, decree or order, the performance of which constitutes an Adverse Event; (b) no labor contract to which any Borrower or any Subsidiary is subject is scheduled to expire during the original term of this Agreement; and (c) on the date of this Agreement (i) none of the Borrowers nor any Subsidiary is a party to any labor dispute and (ii) there are no strikes or walkouts relating to any labor contracts to which any Borrower or any Subsidiary is subject.

         4.19 ERISA. Each Plan is in substantial compliance with all applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would reasonably be expected to result in the institution of proceedings to terminate any Plan under Section 4042 of ERISA. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Lender of such Plan's projected benefit obligations did not exceed the fair market value of such Plan's assets. Except as required under Section 4890B of the Code, Section 601 of ERISA or applicable state law, none of the Borrowers nor any Subsidiary is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.


         4.20 Regulation U. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Federal Reserve Board), and no part of the proceeds of any Loan will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Federal Reserve Board.

         4.21 Compliance. Each Borrower and each of the Subsidiaries is in material compliance with all statutes and governmental rules and regulations applicable to it. All Inventory of the Borrowers has been produced in compliance with all requirements of the Fair Labor Standards Act.

         4.22 Taxes. Each Borrower and each Subsidiary has filed all federal, state and local tax returns required to be filed and has paid, or made adequate provisions for the payment of, all Taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property (other than Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such Taxes. The charges, accruals and reserves on the books of the Borrowers in respect of Taxes are adequate. The federal income tax liability of each Borrower and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied (or the time for audit has expired) for all tax years up to and including the period ended November 16, 1995. The Borrowers are not aware of any proposed assessment against any Borrower or any Subsidiary for additional Taxes (or any basis for any such assessment) which might be material to such Borrower and its Subsidiaries taken as a whole.

         4.23 Investment Company Act. None of the Borrowers nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.24 Public Utility Holding Company Act. None of the Borrowers nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.25 Environmental and Safety and Health Matters. Except as disclosed on Schedule 4.25: (a) the operations of each Borrower and each of the Subsidiaries complies in all material respects with (i) all applicable Environmental Laws, and (ii) all applicable Occupational Safety and Health Laws;
(b) none of the operations of any Borrower or any Subsidiary are subject to any judicial or administrative proceeding alleging the violation of any
Environmental Law or Occupational Safety and Health Law; (c) none of the operations of any Borrower or any Subsidiary is the subject of federal or state investigation evaluating whether any remedial action is needed to respond to (i) a spillage, disposal or release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, or (ii) any unsafe or unhealthful condition at any premises of any Borrower or any Subsidiary; (d) no Borrower or any Subsidiary has received or filed any notice under any Environmental Law or Occupation Safety and Health Law indicating or reporting (i) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or (ii) any unsafe or unhealthful condition at any premises of any Borrower or any Subsidiary; (e) no Borrower or any Subsidiary has any known contingent liability in connection with (i) any spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, or (ii) any unsafe or unhealthful condition at any premises of any Borrower or any Subsidiary; and (f) each Borrower and each Subsidiary has secured and is maintaining all necessary permits, licenses and approvals necessary under any Environmental Law to such Borrower's or such Subsidiary's business.


         4.26 Securities Act. No Borrower has issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, in any material respect.

         4.27 Consents. No consent of the shareholders of any Borrower or any Subsidiary or any other Person and no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of any Borrower or any Subsidiary to authorize or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.


                         ARTICLE V AFFIRMATIVE COVENANTS

From the date of this Agreement and thereafter until all Obligations are paid in full, all Letters of Credit have expired or been terminated and the Credit has terminated, the Borrowers agree that unless the Lender shall otherwise consent in writing, each Borrower (or the Borrower specified) will:

         5.1      Financial Statements and Other Reports.

                  5.1.1 Financial Reports. Furnish to the Lender in form satisfactory to the Lender:

                           (a) Annual Audit Report.  As soon as available and in
                  any event within 90 days after the end of each fiscal year of the Borrowers, the annual audit report of each Borrower and its Subsidiaries prepared on a consolidating and consolidated basis in conformity with GAAP, consisting of at least statements of income, cash flow and stockholders' equity, and a consolidated and consolidating balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified, without qualification, by independent certified public accountants of recognized standing selected by such Borrower and acceptable to the Lender, together with any management letters, management reports or other supplementary comments or reports to such Borrower or its board of directors furnished by such accountants.


                           (b) Reserved.

                           (c) Quarterly Financial Statement. As soon as available and in any event within 25 days after the end of each of the first three fiscal quarters of each fiscal year of each Borrower, a copy of the unaudited financial statement of such Borrower and its Subsidiaries prepared in conformity with GAAP, signed by such Borrower's chief financial officer and consisting of at least consolidated statements of income, cash flow and stockholders' equity for such Borrower and its Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated and consolidating balance sheet of such Borrower as at the end of such quarter.

                           (d) Reserved.

                           (e) Projections. As soon as available and in any event not later than 45 days after the last day of each fiscal year of each Borrower, projected financial statements of such Borrower and its Subsidiaries consisting of at least consolidated statements of income, cash flow and stockholders' equity and a consolidated balance sheet, signed by such Borrower's chief financial officer and presenting fairly such Borrower's best good faith projections of the financial position and results of operations of such Borrower and its Subsidiaries for each month of the following fiscal year.

                           (f) Officer's Certificate. Together with the financial statements furnished by the Borrowers under Section 5.1.1(a) and (c), a certificate of each Borrower's chief financial officer, in substantially the form of Exhibit B hereto, dated the date of such annual audit report or such quarterly or monthly financial statement, as the case may be, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Articles V and VI and Supplement A.

                  5.1.2 Agings; Ineligible Accounts Receivable Certification. Within 15 days after the end of each month, (a) a detailed aging of all Accounts Receivable by invoice, including, without limitation, a reconciliation to the aging report delivered to the Lender for the preceding month, (b) a certification of ineligible Accounts Receivable and (c) an aging of all accounts payable as of the end of the preceding month, each in form and content acceptable to the Lender.


                  5.1.3    Reserved.

                  5.1.4 Sales and Collection Reports. If requested by Lender, not later than 1:00 p.m., Minneapolis time, on each Business Day, a report of the Borrowers' sales and collections for such day, and for any other day for which sales and collections have not been reported, in form and content acceptable to the Lender.

                  5.1.5    Other Reports.

                           (a) SEC and Other  Reports.  Promptly upon the making
                  or filing thereof, copies of all financial statements, reports and proxy statements mailed to any Borrower's' shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

                           (b) Report of Change in Subsidiaries or Other Entities. Subject to Section 6.7, promptly upon the occurrence thereof, a written report of any change in the list of each Borrower's Subsidiaries set forth on Schedule 4.10 or in the list of partnerships, joint ventures or limited liability companies set forth on Schedule 4.11.

                           (c) Patents, Etc. Promptly upon the occurrence thereof, a written report of any change to the list of patents, trademarks, copyrights and other information set forth in Schedule 4.16.

                           (d) Insurance Updates.  If requested,  provide to the
                  Lender within 45 days of such request, a certificate signed by the respective chief financial officer of each Borrower that attests to and summarizes the property and casualty insurance program carried by such Borrower and its Subsidiaries. This summary shall include each insurer's name, policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), Best's policyholder's and financial size ratings of each insurer, exclusions, deductibles and self-insured retention and shall describe in detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by such Borrower or any Subsidiary or imposed upon such Borrower or any Subsidiary by any such insurer, as well as any self-insurance program that is in effect.

                           (e) Other Reports. The information required to be provided pursuant to other provisions of this Agreement, and such other reports from time to time requested by the Lender.

         5.2 Notices. Notify the Lender in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:


                  (a) Default. The occurrence of (i) any Event of Default or Unmatured Event of Default, and (ii) to the extent not included in clause (i) above, the default by any Borrower, any other Obligor or any Subsidiary under any note, indenture, loan agreement, mortgage, lease, deed or other material similar agreement to which such Borrower, any other Obligor or any Subsidiary, as appropriate, is a party or by which it is bound.

                  (b) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding affecting any Borrower, any other Obligor, any Subsidiary, any Collateral or any Third Party Collateral, whether or not considered to be covered by insurance wherein the amount claimed and which, if such claim were successful, would have to be paid by a Borrower, exceeds $250,000.

                  (c) Judgment. The entry of any judgment or decree against any Borrower, any other Obligor or any Subsidiary, if the amount of such judgment exceeds insurance coverage, including any deductible to be paid by a Borrower, by $250,000 for any one judgment or the aggregate amount of unpaid judgments entered against the Borrower exceeds insurance coverage, including any deductible to be paid by the Borrower, by $2,000,000.

                  (d) ERISA. With respect to any Plan, the occurrence of a Reportable Event or Prohibited Transaction, a notice specifying the nature thereof and what action the Borrowers propose to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

                  (e) Reserved.

                  (f) Change in Place(s) of Business. Subject to the provisions of Section 6.5, any proposed opening, closing or other change in the list of offices and other places of business of each Borrower and each Subsidiary set forth in Schedule 4.12 or 4.13, and any opening, closing or other change in the offices and other places of business of each other Obligor, together with a list of such new location(s) the legal description of the location and the name and address of any landlord and/or mortgagee.

                  (g) Change of Name. Subject to the provisions of Section 6.5, any change in the name of any Borrower, any other Obligor or any Subsidiary, and any change in the list of trade names and trade styles set forth in Schedule 4.1.

                  (h) Environmental and Safety and Health Matters. Non-compliance with and/or receipt of any notice that the operations of any Borrower, any other Obligor or any Subsidiary are not in material compliance with the requirements of any applicable Environmental Law or any Occupational Safety and Health Law; the occurrence of and/or receipt of notice that any Borrower, any other Obligor or any Subsidiary is subject to federal, state or local investigation evaluating whether any remedial action is needed to respond to (i) any spillage, disposal or release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, or (ii) any unsafe or unhealthful condition at any premises of any Borrower, any other Obligor or any Subsidiary; or receipt of notice that any properties or assets of any Borrower any other Obligor or any Subsidiary are subject to an Environmental Lien.


                  (i) Adverse Event.  The occurrence of an Adverse Event.

                  (j) Default by Others. Any material default by any Account Debtor or other Person obligated to any Borrower, any other Obligor, or any Subsidiary, under any contract, chattel paper, note or other evidence of amounts payable or due or to become due to any Borrower, such Obligor or Subsidiary if the amount payable under such contract, chattel paper, note or other evidence of amounts payable or due or to become due is material.

                  (k) Moveable Collateral. If any of the Collateral or Third Party Collateral shall consist of goods of a type normally used in more than one state, whether or not actually so used, any use of any such goods in any state other than a state in which the Borrowers shall have previously advised the Lender such goods will be used. The Borrowers agree that such goods will not, unless the Lender shall otherwise consent in writing, be used outside the continental United States or in Louisiana.

                  (l) Change in Management or Line(s) of Business. Any substantial change in the senior management of any Borrower or any Subsidiary, or any change in anythe Borrower's' or any Subsidiary's line(s) of business.

                  (m) Change in Insurance. The Borrowers shall (a) notify the Lender in writing at least 30 days prior to any cancellation or material change of any insurance by any Borrower or any Subsidiary and
         (b) within five business days after receipt of any notice (whether formal or informal) of any cancellation or change in any of its insurance by any of its insurers or any material change in the cost thereof or which reduces the policyholder's or financial size ratings of the insurance carriers of any Borrower or Subsidiary, as established by Best's Insurance Reports.

                  (n) Other Events. The occurrence of such other events as the Lender may from time to time specify.

         5.3 Existence. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

         5.4 Nature of Business. Engage, and cause each of its Subsidiaries to engage, in substantially the same fields of business as it is engaged in on the date hereof.

         5.5 Books and Records, Access. Maintain, and cause each of its Subsidiaries to maintain, complete and accurate books and records (including, without limitation, records relating to Accounts Receivable and other Collateral), in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities. Cause its books and records as at the end of any calendar month to be posted and closed not more than 15 days after the last business day of such month. Permit, and cause each of its Subsidiaries to permit, access by the Lender and its agents or employees to the books and records of each Borrower and such Subsidiaries at such Borrower's or such Subsidiary's place or places of business at intervals to be determined by the Lender and without hindrance or delay, and permit, and cause each Subsidiary to permit, the Lender or its agents and employees to inspect each Borrower's Inventory and Equipment and such Subsidiary's inventory and equipment, and to inspect, audit, check and make copies and/or extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts Receivable, chattel paper, General Intangibles, Equipment and any other Collateral or Third Party Collateral, or to any other transactions between the parties hereto. Any and all such inspections and/or audits shall be at the Borrowers' expense.


         5.6 Insurance. Maintain, and cause each Subsidiary to maintain, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as the Lender may request from time to time. From time to time, prior to the expiration of any such insurance, Borrowers shall deliver to Lender certificates evidencing the renewal of such policies of insurance together with evidence of payment of all premiums therefor.

         5.7      Reserved.

         5.8 Repair. Maintain, preserve and keep, and cause each Subsidiary to maintain, preserve and keep, its properties in good repair, working order and condition, and from time to time make, and cause each Subsidiary to make, all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

         5.9 Taxes. File and cause each Subsidiary to file its federal income tax return for each taxable year when due and pay, and cause each Subsidiary to pay, when due, all of its Taxes, unless and only to the extent that such Borrower or such Subsidiary, as the case may be, is contesting such Taxes in good faith and by appropriate proceedings and such Borrower or such Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

         5.10 Compliance. Comply, and cause each Subsidiary to comply, with all federal, state and local statutes and governmental rules and regulations applicable to it, including, without limitation, the Fair Labor Standards Act, all Environmental Laws and all Occupational Safety and Health Laws.

         5.11 ERISA. Maintain, and cause each ERISA Affiliate to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and not and not permit any of the ERISA Affiliates to
(a) engage in any transaction in connection with which any Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $50,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, any Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $50,000 or (c) fail to make any payments in an aggregate amount exceeding $50,000 to any Multiemployer Plan that any Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.


         5.12 Collateral Monitoring. Permit the Lender to (a) use the Borrowers' stationery and sign the name of such Borrower to request verification of Accounts Receivable or other Collateral from Account Debtors, and (b) use the information recorded on or contained in any data processing equipment and computer hardware and software to which any Borrower has access relating to Accounts Receivable, Inventory, Equipment and/or other Collateral.


                          ARTICLE VI NEGATIVE COVENANTS

         From the date of this Agreement and thereafter until all Obligations are paid in full, all Letters of Credit have expired or been terminated and the Credit has terminated, each Borrower agrees that, unless the Lender shall otherwise consent in writing, it will not, and will not permit any Subsidiary to, do any of the following:

         6.1 Merger. Merge or consolidate or enter into any analogous reorganization or transaction with any Person.

         6.2 Sale of Assets. Sell, transfer, convey, lease, assign or otherwise dispose (with or without recourse) of any of its assets (including, without limitation, any Accounts Receivable, instruments or chattel paper) except for sales and leases of Inventory, Equipment and terminal locations outside of Utah and Georgia in the ordinary course of business.

         6.3 Purchase of Assets. Purchase or lease or otherwise acquire all or substantially all the assets of any Person.

         6.4 ERISA. Permit any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of any Borrower; and no Borrower will permit, as of the most recent valuation date for any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Lender) of such Plan's projected benefit obligations to exceed the fair market value of such Plan's assets.

         6.5 Changes in Collateral or Business Locations. Change (a) the location of its chief executive office or chief place of business; (b) its name; or (c) the locations where it stores or maintains Inventory or Equipment without, in each case, at least 30 days' prior written notice to the Lender.


         6.6      Fiscal Year.  Change the end of its fiscal year from September
30.

         6.7 Subsidiaries, Partnerships and Joint Ventures. Either: (a) form or acquire any corporation which would thereby become a Subsidiary; or (b) form or enter into any partnership as a limited or general partner or into any joint venture or any limited liability company or other similar entity.

         6.8 Other Agreements. Enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Lender which would (a) prohibit any Borrower or Subsidiary from granting, or otherwise limit the ability of such Borrower or such Subsidiary to grant, to the Lender any Lien on the Collateral, or (b) be violated or breached by such Borrower's performance of its obligations under the Loan Documents.

         6.9 Restricted Payments. Purchase or redeem or otherwise acquire for value any shares of any Borrower's or any Subsidiary's stock, declare or pay any cash dividends thereon (other than stock and other dividends payable to such Borrower), make any distribution to stockholders as such (other than such Borrower) directly or indirectly, or set aside any funds for any such purpose; prepay, purchase or redeem any subordinated Indebtedness of such Borrower or any Subsidiary; and not take any action which will result in a decrease in such Borrower's or any Subsidiary's ownership interest in any Subsidiary.

         6.10     Reserved.

         6.11 Investments. Acquire for value, make, have or hold any Investments, except: (a) advances to employees of a Borrower or any Subsidiary for travel or other ordinary business expenses; (b) advances to subcontractors and suppliers in maximum aggregate amounts reasonably acceptable to the Lender;
(c) extensions of credit in the nature of Accounts Receivable or notes receivable arising from the sale of goods and services in the ordinary course of business; (d) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business; (e) Investments (other than Investments in the nature of loans or advances) outstanding on the date hereof in Subsidiaries by such Borrower and its other Subsidiaries; (f) other Investments outstanding on the date hereof and listed on Schedule 6.11; and (g) other Investments consented to by the Lender in writing.

         6.12 Indebtedness. Incur, create, issue, assume or suffer to exist any Indebtedness, including, without limitation, Indebtedness as lessee under any Capitalized Lease, except: (a) Indebtedness under the terms of this Agreement;
(b) Subordinated Debt listed on Schedule 6.12; (c) Indebtedness hereafter incurred in connection with Liens permitted under Section 6.13(d); (d) other Indebtedness outstanding on the date hereof and listed on Schedule 6.12; and (e) other Indebtedness approved in writing by the Lender.

         6.13 Liens. Create, incur, assume or suffer to exist any Lien with respect to any property, revenues or assets now owned or hereafter arising or acquired, except: (a) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (b) statutory Liens, such as carriers', loggers', warehousemen's, mechanics', materialmen's, and repairmen's Liens, arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (d) Liens in connection with Capital Expenditures attaching only to the property being acquired if the Indebtedness secured thereby does not exceed 100% of the fair market value of such property at the time of acquisition thereof; (e) Liens in favor of the Lender; (f) Liens permitted on Schedule 4.9; and (g) Liens consented to by the Lender in writing.


         6.14     Contingent  Liabilities.   Either:  (a)  endorse,   guarantee,
contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any obligation of any other Person, except by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business, or
(b) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, any other Person.

         6.15 Change in Accounts Receivable. After the occurrence of an Event of Default or receipt of notice from the Lender that the Lender intends to commence direct collection of Accounts Receivable, permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account Receivable, including any of the terms relating thereto.

         6.16 Unconditional Purchase Obligations. Enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

         6.17 Use of Proceeds. Use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and furnish to the Lender upon request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Federal Reserve Board.

         6.18 Transactions with Related Parties. Enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not a Related Party.

                   ARTICLE VII EVENTS OF DEFAULT AND REMEDIES

         7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                  (a) Non-Payment. The Borrowers shall fail to pay, when due, whether by acceleration, maturity or otherwise, any Obligations;

                  (b) Non-Payment of Other Indebtedness. Any Borrower, any other Obligor or any Subsidiary shall fail to pay, when due, whether by acceleration or otherwise (subject to any applicable grace period), any Indebtedness of, or guaranteed by, such Borrower, such other Obligor or such Subsidiary;

                  (c) Acceleration of Other Indebtedness. Any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness of, or guaranteed by, any Borrower, any other Obligor or any Subsidiary or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness;

                  (d) Other Obligations. Any Borrower, any other Obligor or any Subsidiary shall fail to pay, when due, whether by acceleration or otherwise, or perform or observe (subject to any applicable grace period or waiver of such default) (i) any obligation or agreement of such Borrower, such other Obligor or such Subsidiary to or with the Lender (other than any obligation or agreement of the Borrowers hereunder and under any Notes) or (ii) any material obligation or agreement of such Borrower, such other Obligor or such Subsidiary to or with any other Person (other than (A) any such material obligation or agreement constituting or related to Indebtedness, (B) accounts payable arising in the ordinary course of business, and (C) any material obligation or agreement of any Subsidiary to such Borrower or to any other Subsidiary), except only to the extent that the occurrence of any such failure is being contested by such Borrower, such other Obligor or such Subsidiary, as the case may be, in good faith and by appropriate proceedings and such Borrower, such other Obligor or such Subsidiary, as applicable, shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP;

                  (e) Insolvency. Any Borrower, any other Obligor or any Subsidiary becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for such Borrower, such other Obligor or such Subsidiary, or for a substantial part of the property of such Borrower, such other Obligor or such Subsidiary, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Borrower, any other Obligor or any Subsidiary or for a substantial part of the property of such Borrower, any other Obligor or any Subsidiary; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against any Borrower, any other Obligor or any Subsidiary; or any warrant of attachment or similar legal process is issued against any substantial part of the property of any Borrower, any other Obligor or any Subsidiary;


                  (f) ERISA. The institution by any Borrower or any ERISA Affiliate of steps to terminate any Plan if, in order to effectuate such termination, any Borrower or any ERISA Affiliate would be required to make a contribution to such Plan or would incur a liability or obligation to such Plan, in excess of $50,000; or the institution by the PBGC of steps to terminate any Plan;

                  (g) Non-Compliance With this Agreement. Any Borrower shall fail to comply with any of the Borrowers' agreements set forth herein or in Supplement A;

                  (h) Non-Compliance With Other Loan Documents. Failure by any Borrower, any other Obligor or any Subsidiary to comply with any of its respective agreements set forth in any Loan Documents other than this Agreement (and not constituting an Event of Default under any of the other subsections of this Section 7.1), and such failure to comply shall continue after the grace period (if any) set forth therein;

                  (i) Representations and Warranties. Any representation or warranty made by any Borrower or any other Obligor in any of the Loan Documents is untrue or misleading in any material respect when made or deemed made; or any schedule, statement, report, notice, certificate or other writing furnished by any Borrower or any other Obligor to the Lender is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made by any Borrower or any other Obligor to the Lender is untrue or misleading in any material respect on or as of the date made or deemed made;

                  (j) Litigation. There shall be entered against any Borrower, any other Obligor or any Subsidiary one or more judgments or decrees in excess of $250,000 for any one judgment and $2,000,000 in the aggregate at any one time outstanding, excluding those judgments or decrees (i) that shall have been outstanding less than 30 calendar days from the entry thereof or that are the subject of a pending appeal being timely pursued and for which the Borrower in question has posted any required bond, (ii) for and to the extent which such Borrower, such Obligor or such Subsidiary, as applicable, is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which such Borrower, such Obligor or such Subsidiary, as applicable, is otherwise indemnified if the terms of such indemnification are satisfactory to the Lender;

                  (k) Death or Incompetence of Obligor. If any natural person who is an Obligor, partner in a partnership which is an Obligor, or owner of a material interest in a corporate Obligor, shall die or be declared legally incompetent;

                  (l) Validity. If the validity or enforceability of any of the Loan Documents shall be challenged by any Borrower, any other Obligor or any other Person, or shall fail to remain in full force and effect;


                  (m) Conduct of Business. If any Borrower, any other Obligor or any Subsidiary is enjoined, restrained or in any way prevented by court order, which has not been dissolved or stayed within five Business Days, from conducting all or any material part of its business affairs;

                  (n)  Change  in  Management   or  Line(s)  of  Business.   Any
         substantial change in the senior management of any Borrower, or any change in any Borrower's line(s) of business.

         7.2      Effect of Event of Default; Remedies.

                  (a) In the event that one or more Events of Default described in Section 7.1(e) shall occur, then the Credit extended under this Agreement shall terminate and all Obligations shall be immediately due and payable without demand, notice or declaration of any kind whatsoever.

                  (b) Upon the occurrence of an Event of Default, or at any time thereafter during the continuance thereof, (other than one described in Section 7.1(e)) the Lender may declare all Obligations immediately due and payable without demand or notice of any kind whatsoever, whereupon the Credit extended under this Agreement shall terminate and all Obligations shall be immediately due and payable without demand or notice of any kind whatsoever. The Lender shall promptly advise the Borrowers of any such declaration, but failure to do so shall not impair the effect of such declaration.

                  (c) Upon the occurrence of an Event of Default, or at any time thereafter during the continuance thereof, the Lender may exercise any one or more or all of the following remedies, all of which are cumulative and non-exclusive:

                           (i) any other  remedy  contained  in this  Agreement,
                    the other Loan  Documents or any Supplemental Documentation;

                           (ii) any rights and remedies  available to the Lender
                    under the Uniform Commercial Code as enacted in Minnesota as of the date of this Agreement, and any other applicable law;

                           (iii) without notice,  demand or legal process of any
                    kind, the Lender may take possession of any or all of the Collateral (in addition to Collateral which it might already have in its possession), wherever it might be found, and for that purpose may pursue the same wherever it may be found, and may enter into any premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and the Lender shall have the right to store the same in any of the Borrowers' premises without cost to the Lender;

                           (iv) at the Lender's request,  the Borrowers will, at
                    the Borrowers' expense, assemble the Collateral and make it available to the Lender at a place or places to be designated by the Lender and reasonably convenient to the Lender and the Borrowers; and


                           (v) the Lender at its option, and pursuant to notification given to the Borrowers as provided for below, may sell any Collateral actually or constructively in its possession at public or private sale and apply the proceeds thereof as provided in Section 8.2 below.

         7.3 Setoff. In addition to and not in limitation of all rights of offset that the Lender, any Affiliate, or any other holder of any interest in this Agreement or any Note may have under applicable law, upon the occurrence and during the continuation of any Event of Default, or any Unmatured Event of Default, Lender and any Affiliate shall have the right, in its sole discretion and without demand and without notice to anyone to appropriate or set off and apply to the payment of the Obligations, whether or not due, any and all balances, credits, deposits, accounts or moneys of the Borrowers and any of them then or thereafter with such Person and any and all other liabilities owed to the Borrower by such Person.

         7.4 Use of Premises. Borrower hereby irrevocably grants to Lender the right, subject to the rights of any landlord of the premises, to enter upon and hold the premises of Borrower wherever located at any time following the occurrence of an Event of Default and during the continuation thereof. Lender may use the premises to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes. Lender's right to hold the premises shall cease and terminate upon the earlier of (i) payment in full of all Obligations, expiration or termination of all Letters of Credit and termination of the Credit or (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers. The Lender shall not be obligated to pay any rent or other compensation for the occupancy or use of any of the premises unless required by the landlord of such premises, provided, however, if Lender does pay or account for any rent or other compensation for the occupancy or use of any of the premises, such rent or compensation shall be considered an Advance under this Agreement and shall constitute part of the Obligations.


                 ARTICLE VIII COLLATERAL AND THE LENDER'S RIGHTS

         8.1 Notice of Disposition of Collateral. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten calendar days before such disposition.

         8.2 Application of Proceeds of Collateral. Any proceeds of any disposition by the Lender of any of the Collateral may be applied by the Lender to the payment of expenses in connection with the taking possession of, storing, preparing for sale, and disposition of Collateral, including Attorneys' Fees and legal expenses, and any balance of such proceeds may be applied by the Lender toward the payment of such of the Obligations, and in such order of application, as the Lender may from time to time elect.


         8.3 Care of Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as the Borrower owning such Collateral requests in writing, but failure of the Lender to comply with such request shall not, of itself, be deemed a failure to exercise reasonable care, and no failure of the Lender to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Borrowers, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

         8.4 Performance of Borrower's Obligations. The Lender shall have the right, but shall not be obligated, to discharge any claims against or Liens, and any Taxes at any time levied or placed upon any or all Collateral including, without limitation, those arising under statute or in favor of landlords, taxing authorities, government, public and/or private warehousemen, common and/or private carriers, processors, finishers, draymen, coopers, dryers, mechanics, artisans, laborers, attorneys, courts, or others. The Lender may also pay for maintenance and preservation of Collateral. The Lender may, but is not obligated to, perform or fulfill any of the Borrowers' responsibilities under this Agreement which the Borrowers or any of them have failed to perform or fulfill. All amounts expended by Lender under this Section 8.4 shall be deemed to be an Advance under this Agreement.

         8.5 Lender's Rights. None of the following shall affect the obligations of the Borrowers to the Lender under this Agreement or the Lender's rights with respect to the Collateral or any Third Party Collateral (any or all of which actions may be taken by the Lender at any time, whether before or after an Event of Default, at its sole and absolute discretion and without notice to the Borrowers):

                  (a) acceptance or retention by the Lender of other property or interests in property as security for the Obligations, or acceptance or retention of any Obligor(s), in addition to the Borrowers, with respect to any Obligations;

                  (b) release of its security interest in, or surrender or release of, or the substitution or exchange of or for, all or any part of the Collateral or any Third Party Collateral or any other property securing any Obligations (including, without limitation, any property of any Obligor other than the Borrowers), or any extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange, of any obligations of any Guarantor or other Obligor with respect to any Collateral or any such property;

                  (c) extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange of any Obligations, or release or compromise of any obligation of any Obligor with respect to any Obligations; or

                  (d) failure by the Lender to resort to other security or pursue any Person liable for any Obligations before resorting to the Collateral.

                          ARTICLE IX CONDITIONS PRECEDENT

         9.1 Conditions Precedent to Initial Loan. The obligation of the Lender to make the initial Loan shall be subject to the satisfaction of the following conditions precedent, in addition to the applicable conditions precedent set forth in Section 9.2:

                  9.1.1 No Change in Condition. No change in the condition or operations, financial or otherwise, of any Borrowers, any other Obligor or any Subsidiary, shall have occurred which change, in the sole credit judgment of the Lender, may constitute an Adverse Event or have a material adverse effect on any Collateral or Third Party Collateral or the Lender's interest therein.

                  9.1.2 Accounting Methods. No Borrower shall have made any material, as determined by the Lender, change in its accounting methods or principles.

                  9.1.3 Survey. The Lender shall have completed its updated survey of the business, operations and assets of the Borrowers, each Subsidiary and each other Obligor, and such survey shall provide the Lender with results and information which, in the Lender's determination, are satisfactory to the Lender.

                  9.1.4 No Material Transaction. None of the Borrowers, any other Obligor or any Subsidiary shall have entered into any material, as determined by the Lender, commitment or transaction, including, without limitation, transactions for borrowings and Capital Expenditures, which are not in the ordinary course of their respective businesses.

                  9.1.5 Litigation. No litigation shall be outstanding or have been instituted or threatened which the Lender determines to be material against any Borrower, any other Obligor or any Subsidiary.

                  9.1.6 Filing of Documents. All financing statements, mortgages and other documents relating to the Collateral and Third Party Collateral shall have been filed or recorded, as appropriate.


                  9.1.7 Delivery of Documents. The Borrowers shall have delivered or cause to be delivered to the Lender with each of the following, each in form and substance satisfactory to the Lender in all respects and each duly executed and dated the date of the initial Loan or such earlier date as shall be acceptable to the Lender:

                           (a) This Agreement.  Duly  executed  by Borrowers and
                    Lender.

                           (b)  Other  Agreements.  Duly   executed   copies  of
                    each of the Loan Documents not specifically identified herein which the Lender determines to be necessary or desirable, each in form and content satisfactory to the Lender;

                           (c) Resolutions of Borrower. A copy, duly certified by the secretary or an assistant secretary of each Borrower, of (i) the resolutions of the Board of Directors of such Borrower authorizing (A) the borrowings by such Borrower hereunder, (B) the execution, delivery and performance by such Borrower of the Loan Documents to which such Borrower is a party or by which it is bound, (C) the conveyance of a lien on the Collateral owned by such Borrower to Lender, and
                    (D) certain officers or employees of such Borrower to request borrowings by telephone and to execute Borrowing Base Certificates; (ii) all documents evidencing other necessary corporate action; and (iii) all approvals or consents, if any, with respect to the Loan Documents;


                           (d) Incumbency Certificate of Borrower. A certificate
                    of the secretary or an assistant secretary of each Borrower, certifying the names of the officers of such Borrower authorized to sign the Loan Documents to which it is a party and any Supplemental Documentation, together with the true signatures of such officers;

                           (e) Bylaws of Borrower. A copy, duly certified by the secretary or an assistant secretary of each Borrower, of such Borrower's Bylaws;

                           (f) Articles of  Incorporation  of Borrower.  A copy,
                    duly certified by the Secretary of State of each Borrower's state of incorporation, of such Borrower's Articles of Incorporation;

                           (g) Good Standing Certificates of Borrower. Certificates of good standing as to each Borrower issued by the Secretary of State of the state in which such Borrower is organized, and each other state in which the failure of such Borrower to be in good standing would constitute an Adverse Event or have a material adverse effect on the Lender's rights in any Collateral;

                           (h) Opinion.  A  legal  opinion  of Scudder Law Firm,
                    P.C., counsel to the Borrowers;

                           (i) Borrower's  Certificate.  The  certificate of the
                    chief executive officer/President of each Borrower certifying, to the best of his/her knowledge after diligent inquiry, to the fulfillment of all conditions precedent to closing and funding the secured financing transaction contemplated by this Agreement and to the truth and accuracy, as of such date, of the representations and warranties of such Borrower contained in the Loan Documents to which such Borrower is a party;

                           (j) Insurance. Evidence satisfactory to the Lender of
                    the existence of insurance on the Collateral in amounts and with insurers acceptable to the Lender, together with evidence establishing that the Lender is named as a loss payee and, if required by the Lender, additional insured, on all related insurance policies and an endorsement or an independent instrument from each issuer of an insurance policy substantially in the form set forth as Exhibit D; and

                           (k) Other. Such other documents, instruments or agreements as the Lender shall determine to be necessary or desirable.

                  9.1.8 Security Interest. The Lien in the Collateral and Third Party Collateral granted to the Lender to secure the Obligations shall be senior, perfected Liens except as otherwise agreed by the Lender.

                  9.1.9 Special Accounts. Each Borrower shall have entered into (a) a Collateral Account and Disbursement Account Agreement, substantially in the form of Exhibit E, with the Lender.

                  9.1.10 Effect of Law. No law or regulation affecting the Lender's entering into the secured financing transaction contemplated by this Agreement shall impose upon the Lender any material obligation, fee, liability, loss, cost, expense or damage.

                  9.1.11 Exhibits; Schedules. All Exhibits and Schedules to the Loan Documents shall have been completed in form and substance satisfactory to the Lender and shall contain no facts or information which the Lender, in its sole judgment, determines to be unacceptable.

         9.2 Conditions Precedent to all Loans. The obligation of the Lender to make any Loan (including the initial Loan) or to issue, or cause to be issued, any Letter of Credit shall be subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. All of the representations and warranties of each Borrower, whether made individually or collectively and each other Obligor set forth in the Loan Documents to which such Borrower or such other Obligor, as applicable, is a party shall be true and correct.

                  (b) Event of Default. Immediately before and after making such Loan or issuing, or causing to be issued such Letter of Credit, no Event of Default or Unmatured Event of Default shall exist or be continuing.


                               ARTICLE X INDEMNITY

         10.1 Environmental and Safety and Health Indemnity. Each Borrower hereby indemnifies the Lender and Affiliates and agrees to hold the Lender and Affiliates harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys' Fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, the Lender or any Affiliate (a) for, with respect to, or as a direct or indirect result of the violation by any Borrower or any Subsidiary, of any Environmental Law or Occupational Safety and Health Law; or (b) with respect to, or as a direct or indirect result of (i) the presence on or under, or the escape, seepage, leakage, spillage, disposal, discharge, emission or release from, properties owned or utilized by any Borrower and/or any Subsidiary in the conduct of its business into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental
Laws) or (ii) the existence of any unsafe or unhealthful condition on or at any premises owned or utilized by any Borrower and/or any Subsidiary in the conduct of its business. The provisions of and undertakings and indemnification set out in this Section 10.1 shall survive satisfaction and payment of the Obligations and termination of this Agreement.


         10.2 General Indemnity. In addition to the payment of expenses pursuant to Section 12.3, whether or not the transactions contemplated hereby shall be consummated, each Borrower hereby indemnifies, and agrees to pay and hold the
Lender, its Affiliates and any holder of any Notes, and their respective officers, directors, employees, agents, successors and assigns (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Indemnitees (or any of them), in any manner relating to or arising out of the Loan Documents, the statements contained in any commitment letters delivered by the Lender, the Lender's agreement to make the Loans or any Letter of Credit Issuer's agreement to issue Letters of Credit hereunder, or the use or intended use of any Letters of Credit, or the use or intended use of the proceeds of any of the Loans (the "Indemnified Liabilities"); provided, however, that the Borrowers shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of an Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 10.2 shall survive satisfaction and payment of the Obligations and termination of this Agreement.

         10.3 Capital Adequacy. If the Lender shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force or law (including, without limitation, application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board on January 19, 1989 and regulations of the Comptroller of the Currency, Department of the Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the amount of capital required or expected to be maintained by the Lender or any Person controlling the Lender, and such increase is based upon the existence of the Lender's obligations hereunder and other commitments of this type, then from time to time, within 10 days after demand from the Lender, the Borrowers shall pay to the Lender such amount or amounts as will compensate the Lender or such controlling Person, as the case may be, for such increased capital requirement. The determination of any amount to be paid by the Borrowers under this Section 10 shall take into consideration the policies of the Lender or any Person controlling the Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of the Lender setting forth the amount or amounts as shall be necessary to compensate the Lender as specified in this Section 10.3 shall be delivered to the Borrowers and shall be conclusive in the absence of manifest error. The amounts set forth in said certificate shall be payable on demand.



                        ARTICLE XI ADDITIONAL PROVISIONS

         Additional provisions are set forth in Supplement A.


                               ARTICLE XII GENERAL

         12.1 Borrower's Waiver. Except as otherwise provided for in this Agreement, the Borrowers waive (a) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, one or more extensions or renewals of any or all commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by the Lender on which any Borrower may in any way be liable and hereby ratifies and confirms whatever the Lender may do in this regard; (b) all rights to notice and a hearing prior to the Lender's taking possession or control of, or the Lender's relevy, attachment or levy on or of, the Collateral or any bond or security which might be required by any court prior to allowing the Lender to exercise any of the Lender's remedies; and (c) the benefit of all valuation, appraisement and exemption laws.

         12.2 Borrower's Acknowledgement. Each Borrower acknowledges that it has read and understands this Agreement and has been advised by counsel of its choice with respect to this Agreement and the transactions evidenced by this Agreement or has knowingly waived its right to such counsel.

         12.3 Expenses; Attorney's Fees. The Borrowers agrees, whether or not any Loan is made or Letter of Credit issued hereunder, to pay the Lender upon demand for all expenses and Attorneys' Fees, including, without limitation, those incurred by the Lender in connection with (a) the preparation, negotiation and execution of the Loan Documents (subject to the limitation on amount agreed to by letter of September 1, 1999, which limitation is incorporated herein), (b) the preparation of any and all amendments to the Loan Documents and all other instruments or documents provided for therein or delivered or to be delivered thereunder or in connection therewith, (c) the collection or enforcement of the Borrowers' or any other Obligor's obligations under any of the Loan Documents,
(d) the costs of all searches and updates of searches in public records deemed necessary by the Lender in connection with the protection of its security interest, and (e) the collection or enforcement of any of the Lender's rights in or to any Collateral or Third Party Collateral. The Borrowers also (y) hereby indemnify and holds the Lender harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans and (z) agree to pay, and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of any Note or of any other instruments or documents provided for herein or to be delivered hereunder or in connection herewith. The Borrowers' foregoing obligations shall survive any termination of this Agreement.


         12.4 Lender Fees and Charges. The Borrowers agree to pay the Lender, or any Affiliate, on demand the customary fees and charges of the Lender, or such Affiliate, for maintenance of accounts with the Lender, or such Affiliate, or for providing other services to the Borrowers. The Lender may, in its sole and absolute discretion, provide for such payment by charging the Disbursement Account or any other account of any one or more of the Borrowers with the Lender or any other Affiliate, or advancing the amount thereof to the Borrowers as a Loan.

         12.5 No Waiver by Lender; Amendments. No failure or delay on the part of the Lender in the exercise of any power or right, and no course of dealing between any one or more of the Borrowers and the Lender shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Lender at law or in equity or otherwise by agreement. No notice to or demand on the Borrowers not required hereunder shall in any event entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Lender to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Lender. Any waiver of any provision of this Agreement, and any consent to any departure by the Borrowers from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

         12.6 Notice. Except as otherwise expressly provided herein, any notice hereunder to the Borrowers or the Lender shall be in writing (including telecopy communication) and shall be given to the Borrowers or the Lender at the address or fax number set forth on the signature pages hereof or at such other address, or telecopier number as the Borrowers or the Lender may, by written notice, designate as its address or fax number for purposes of notice hereunder. All such notices shall be deemed to be given (i) when transmitted by fax on the date the appropriate answer back is received, (ii) when delivered by a commercially recognized courier service on the date specified for delivery in the instructions to the courier, (iii) on the date personally delivered or, (iv) in the case of notice by mail, three days following deposit in the United States mails, certified mail, return receipt requested properly addressed as herein provided, with proper postage prepaid provided, however, that any notice to the Lender under Article II hereof shall be deemed to have been given only when received by the Lender.

         12.7 Participations; Information. The Borrowers hereby consent to the Lender's grant of participations in or sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of the Loan Documents, or of any portion of any thereof, including without limitation lender's rights, titles, interests, remedies, powers and/or duties. The Lender may furnish any information concerning the Borrowers in the possession of the Lender from time to time to assignees of the rights and/or obligations of the Lender hereunder and to participants in any Loan (including prospective assignees and participants) and may furnish information in response to credit inquiries consistent with general banking practice.


         12.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         12.9 Successors. This Agreement shall be binding upon the Borrowers and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Lender and the successors and assigns of the Lender. The Borrowers shall not assign their respective rights or duties hereunder without the consent of the Lender.

         12.10 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrowers and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

         12.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

         12.12 Construction. Each Borrower acknowledges that this Agreement shall not be binding upon the Lender or become effective until and unless accepted by the Lender, in writing. If so accepted by the Lender, THE LOAN DOCUMENTS AND ANY SUPPLEMENTAL DOCUMENTATION SHALL, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, BE DEEMED TO HAVE BEEN NEGOTIATED AND ENTERED INTO IN, AND SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF, THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO CHOICE OF LAW PROVISIONS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, CHOICE OF LAW, AND IN ALL OTHER RESPECTS, INCLUDING, BUT NOT LIMITED TO, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF SECURITY INTERESTS AND LIENS WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION.

         12.13 Consent to Jurisdiction. To induce the Lender to accept this Agreement, each Borrower, irrevocably, agrees that, subject to the Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THE LOAN DOCUMENTS OR ANY SUPPLEMENTAL DOCUMENTATION OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF MINNEAPOLIS, STATE OF MINNESOTA. EACH BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON SUCH BORROWER, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO SUCH BORROWER AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

         12.14 Subsidiary Reference. Any reference herein to a Subsidiary or Subsidiaries of a Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to "a Borrower and the Subsidiaries" or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent such Borrower has any Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with such Borrower for financial reporting purposes.

         12.15 WAIVER OF JURY TRIAL. THE BORROWERS AND THE LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THE LOAN DOCUMENTS OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR (b) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         12.16 Joint and Several Obligations. Each Borrower shall be jointly and severally liable for the Obligations arising in connection with Loans made to it and Letters of Credit issued for its account and the Obligations arising in connection with Loans made to the other Borrowers and Letters of Credit issued for the account of the other Borrowers; provided, however, that if it is at any time determined that any Borrower is liable as guarantor (and not as co-obligor or co-borrower) with respect to such Obligations arising in connection with Loans made to the other Borrowers and Letters of Credit issued for the account of other Borrowers (the "Guaranteed Obligations), each Borrower hereby agrees to the terms set forth on Exhibit G hereto with respect to the Guaranteed Obligations; provided further, however, that notwithstanding any other provision hereof, the obligation of each Borrower, whether as a co-obligor with respect to the Obligations or as a guarantor with respect to Guaranteed Obligations, is limited to its respective Maximum Obligated Amount. Any action to enforce payment of the Obligations may be commenced by the Lender against any Borrower as a sole defendant without naming the other Borrowers in such proceeding, and each Borrower hereby acknowledges and agrees that the other Borrowers shall not be claimed by any Borrower to be an indispensable party in any such proceeding. Each Borrower further acknowledges and agrees that the Lender will suffer hardship and irreparable harm if the Lender is delayed in pursuing its remedies against any of the Borrowers. Upon the occurrence and during the continuance of an Unmatured Event of Default or an Event of Default, each Borrower agrees not to exercise any right to claim or seek indemnification, recourse, subrogation, reimbursement or contribution from the other Borrowers arising with respect to this Agreement, the Loans and Letters of Credit and each Borrower hereby waives any right to claim or seek such indemnification, recourse, subrogation, reimbursement or contribution arising with respect to this Agreement, the Loans and Letters of Credit until all obligations of the Lender to make Loans and issue Letters of Credit hereunder have terminated and the Obligations have been irrevocably paid in full.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                              SIMON TRANSPORTATION SERVICES INC.


                                              By:  ________________________
                                              Title: President & CEO

                                              Address:5175 West 2100 South
                                              West Valley City, Utah 84120-1252

                                              Attention: Alban B. Lang
                                              Telephone: 801-924-7000
                                              Fax No.: 801-924-7327


                                              DICK SIMON TRUCKING, INC.


                                              By:  ________________________
                                              Title: President & CEO

                                              Address: 5175 West 2100 South
                                              West Valley City, Utah 84120-1252

                                              Attention: Alban B. Lang
                                              Telephone: 801-924-7000
                                              Fax No.: 801-924-7327


                                              U.S. BANK NATIONAL ASSOCIATION

                                              By:  _______________________
                                              Title:  ______________________

                                              Address:  U.S. Bank Place MPFP0504
                                              601 Second Avenue South
                                              Minneapolis, Minnesota 55402-4302

                                              Attention:     Asset Based Lending
                                              Telephone:     (612) 973-1133
                                              Fax No.:       (612) 973-0829

                                    EXHIBITS

Exhibit A-               Form of Borrowing Base Certificate
Exhibit B-               Form of Compliance Certificate
Exhibit C-               Excluded
Exhibit D-               Excluded
Exhibit E-               Form  of Collateral  Account;  and Disbursement Account
                         Agreement
Exhibit F-               Excluded
Exhibit G -              Terms with respect to Guaranteed Obligations


                                    SCHEDULES

Schedule 4.1 -           Trade Names, Etc.
Schedule 4.7 -           Insurance
Schedule 4.8 -           Litigation and Contingent Liabilities
Schedule 4.9 -           Liens
Schedule 4.10-           Subsidiaries/Ownership
Schedule 4.11-           Partnerships; Joint Ventures; LLCs
Schedule 4.12-           Business Locations
                           Principal offices
                           Other locations
Schedule 4.13-           Excluded
Schedule 4.15-           Leases
Schedule 4.16-           Patents, Trademarks, Copyrights
Schedule 4.18-           Contracts and Labor Disputes
Schedule 4.25-           Environmental Matters
Schedule 6.11-           Investments
Schedule 6.12-           Indebtedness

                                  SUPPLEMENT A
                       effective as of September 28, 1999
                                       to
                          CREDIT AND SECURITY AGREEMENT
                                     Between
                  U.S. BANK NATIONAL ASSOCIATION (the "Lender")
                                       and
                       SIMON TRANSPORTATION SERVICES INC.
                                       And
           DICK SIMON TRUCKING, INC. (the "Borrowers", each a "Borrower")

         1. Credit Agreement Reference. This Supplement A, as it may be amended or modified from time to time, is a part of the Credit and Security Agreement, dated as of September __, 1999, between the Borrowers and the Lender (together with all amendments, modifications and supplements thereto, the "Credit Agreement"). Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings given such terms in the Credit Agreement unless the context otherwise requires.

         2.       Definitions.

                  2.1 Credit Amount. The term "Credit Amount" shall be Twenty Million Dollars ($20,000,000).

                  2.2      Borrowing Base.

                           (a) Definition. The term "Borrowing Base" shall mean:

                                    (i)  an  amount  (the  "Accounts  Receivable
                           Availability") of up to 85% of the net amount (as determined by the Lender after deduction of such reserves and allowances as the Lender deems proper and necessary) of the Borrower's Eligible Accounts Receivable.

                  2.3 Letter of Credit Sublimit. The term "Letter of Credit Sublimit" shall mean $5,000,000.

                  2.4 Termination Date. The term "Termination Date" shall mean the earliest of (i)September 30, 2002, or (ii) the date on which the Credit is terminated pursuant to Section 7.2 of the Credit Agreement.

         3.       Interest; Fees.

                  3.1      Loans.

                           (a) Interest  Rate.  The unpaid  principal balance of
                  the Loans (other than Overdraft Loans and Over Advances) shall bear interest at the following rates:

                                    (i)   Eurodollar   Advances.    The   unpaid
                           principal amount of each Eurodollar Advance shall bear interest at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advance plus 1.75% per annum.


                                    (ii)  Reference  Rate  Advances.  The unpaid
                           principal amount of each Reference Rate Advance shall bear interest at a rate per annum equal to the Reference Rate in effect from time to time.

                           (b) Default Rate. The rate per annum equal to 2.0% in excess of the Reference Rate.

                  3.2 Overdraft Loans; Over Advances. Overdraft Loans and Over Advances shall bear interest at the rate(s) determined pursuant to
         Section 2.7 or Section 2.8 of the Credit Agreement, as applicable.

                  3.3 Unused Credit Fee. The Unused Credit Fee shall be an amount equal to 0.25% per annum of the average Daily Unused Credit Amount, calculated on the basis of actual days elapsed over a year of 360 days and twelve 30-day months. The Unused Credit Fee shall be and is payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first such day to occur after the date hereof, and on the date the Credit terminates.

                  3.4 Letter of Credit Commission. The Borrower shall pay the Letter of Credit Issuer, a commission on the undrawn amount of each Letter of Credit and on each L/C Draft accepted by the Letter of Credit Issuer but not paid, in an amount equal to 1.0% per annum calculated on the basis of actual days elapsed over for year of 360 days. The Letter of Credit Commission shall be and is payable in advance.

                  3.5 Closing Fee. The Borrowers shall pay to the Lender a nonrefundable closing fee of $50,000 on the Closing Date.

         4.       Eligible   Account   Receivable   Requirements.   The  Account
Receivable must not be unpaid on the date that is 91 days after the date of the invoice evidencing such Account Receivable.

If invoices representing 25% or more of the unpaid net amount of all Accounts Receivable from any one Account Debtor are unpaid more than 90 days after the dates of such invoices, then all Accounts Receivable relating to such Account Debtor shall cease to be Eligible Accounts Receivable.

         5.       Reserved.

         6.       Reserved.

         7. Additional Covenants. From the date of this Supplement A and thereafter until all of the Borrowers' Obligations under the Credit Agreement are paid in full, the Borrowers agree that, unless the Lender shall otherwise consent in writing, they will not, and will not permit any Subsidiary to, do any of the following:


                  7.1 Net Worth. Permit the Borrowers' consolidated Net Worth to be less than $50,000,000 as of the the end of the Borrower's fiscal year ending September 30, 1999, plus, thereafter, 50% of the Borrower's net income (without reduction for net loss) measured at the end of each six month period.



Borrower's Initials _____________
Borrower's Initials _____________
Lender's Initials  ____________
Date  _____________________

                               CERTIFICATE

         I, Richard D. Simon, do hereby certify that:

1 I am the duly elected, qualified and acting President of Simon Transportation Services Inc. (the "Borrower"), a corporation duly organized, existing and in good standing under the laws of the State of Nevada; and

2. all conditions precedent, except any which may have been specifically waived by U.S. Bank National Association (the "Lender"), set forth in
         Article IX of that certain Credit and Security Agreement, dated as of even date herewith, between the Borrower and the Lender (the "Credit Agreement") have been met;

3. all representations and warranties contained in Article IV of the Credit Agreement are true and correct as of the date hereof; and

4. no Event of Default or Unmatured Event of Default (as such terms are defined in the Credit Agreement) has occurred and is continuing.

IN WITNESS WHEREOF, I have hereunto subscribed my name as President of the Borrower this 28th day of September, 1999.

                                              ---------------------
                                              President
                                              Simon Transportation Services Inc.

                                   CERTIFICATE

         I, Richard D. Simon, do hereby certify that:

1 I am the duly elected, qualified and acting President of Dick Simon Trucking, Inc. (the "Borrower"), a corporation duly organized, existing and in good standing under the laws of the State of Utah; and

2. all conditions precedent, except any which may have been specifically waived by U.S. Bank National Association (the "Lender"), set forth in
         Article IX of that certain Credit and Security Agreement, dated as of even date herewith, between the Borrower and the Lender (the "Credit Agreement") have been met;

3. all representations and warranties contained in Article IV of the Credit Agreement are true and correct as of the date hereof; and

4. no Event of Default or Unmatured Event of Default (as such terms are defined in the Credit Agreement) has occurred and is continuing.

IN WITNESS WHEREOF, I have hereunto subscribed my name as President of the Borrower this 28th day of September, 1999.

                                                       ---------------------
                                                       President
                                                       Dick Simon Trucking, Inc.

                                    EXHIBIT A

   U.S. Bank National Association           BORROWING BASE CERTIFICATE
   Asset Based Lending Division             Computed as of
   601 Second Avenue South                  Date:                     Report No.
   Minneapolis, MN 55402-4302

                  The undersigned are the Borrowers under Credit and Security Agreement, dated September ____, 1999, (as the same may be amended, modified or supplemented from time to time, herein called the "Agreement") between Simon Transportation Services Inc., and Dick Simon Trucking, Inc., (the "Borrowers") and U.S. Bank National Association (the "Lender').
                  The Borrowers hereby reaffirm all representations and warranties to the Agreement and certify and warrant that the Borrowers hold, subject to the security interest of the Lender under the Agreement, the following collateral computed as of
   ----------------.

                                                                                                                     Total
 I.      ACCOUNTS RECEIVABLE
--------
      1. Accounts Receivable Balance (From last BBC No.                 , dated                     )       $
                                                        ----------------        --------------------
                                                                                                            ------------------------

      2. Add:  New Sales and other Debits
                                                                                                            ------------------------

      3. Less:  Collection of Accounts (Net Cash)
                                                                                                            ------------------------

      4. Less:  Misc. Credit Memos
                                                                                                            ------------------------

      5. Discounts Allowed and Other Adjustments to Receivables
                                                                                                            ------------------------

      6. Accounts Receivable Balance as of period ending above (sum Lines 1 - 5)                            $
                                                                                                            ------------------------

      7. Total Ineligible Accounts as of Aging dated
                                                                                                            ------------------------

      8. Total Eligible Accounts Receivable (Line 6 - Line 7)                                               $
                                                                                                            ------------------------

      9. Eligible Loan Value @ 85%                                                                          $
                                                                                                            ------------------------

     10. Unadjusted Eligible Loan Value (Line 9)                                                            $
                                                                                                            ------------------------

     11. Less:  Letter of Credit Obligation (not collateralized by cash)
                                                                                                            ------------------------

     12. Adjusted Collateral Value (Line 10 - Line 11)                                                      $
                                                                                                            ========================

II.      LOAN AVAILABILITY
     13. Credit Amount                                                                                      $20,000,000.00
                                                                                                            ------------------------

     14. Less:  Letter of Credit Obligations
                                                                                                            ------------------------

     15. Adjusted Credit Amount                                                                             $
                                                                                                            ------------------------

     16. Loan Availability (The lesser of Line 12 and Line 15)                                              $
                                                                                                            ------------------------

     17. Loan Balance report (From last BBC No. _____________, dated ______________)                        $
                                                                                                            ------------------------

     18. Add:  new Loan Advances requested since last report
         (Add monthly interest charge, and other fees if applicable)
                                                                                                            ------------------------

     19. Less:  Collections applied to loan since last report
                                                                                                            ------------------------

     20. Loan Balance this report (Line 17 + Line 18 - Line 19)                                             $
                                                                                                            ------------------------

     21. Excess (Deficit) Eligible Loan Value of Collateral (Line 16 - Line 20)                             $
                                                                                                            ========================

                  The Borrowers further certify and warrant that no Event of Default is existing as of the date hereof and, to the best knowledge and belief of the officer of the Borrowers executing this Borrowing Base Certificate, there has not been (except as may otherwise indicated below) any change to the information set forth above since the computation date specified above which would materially reduce the amounts shown if such amounts were computed as of the date of this Borrowing Base Certificate.


        SIMON TRANSPORTATION SERVICES INC.

   By                                     Title:                           Date:

            DICK SIMON TRUCKING, INC.

   By                                     Title:                           Date:

                                    EXHIBIT B


                             COMPLIANCE CERTIFICATE

TO:      U.S. Bank National Association

THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  (1) I am the duly elected officer (or deputy thereof) of Simon Transporation Services Inc., a Nevada corporation and Dick Simon Trucking, Inc., a Utah corporation (the "Companies");

                  (2) I have  reviewed  the  terms of the  Credit  and  Security
         Agreement dated as of September 28, 1999, (as the same may be amended or otherwise modified from time to time being the "Credit Agreement") between U.S. Bank National Association (the "Lender") and the Companies, and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Companies during the accounting period covered by the attachment hereto, and the financial information contained in the attachment hereto is accurate as of the date of said attachment for the period specified.

                  (3) The examinations described in paragraph (2) did not disclose, and I have no knowledge of, whether arising out of such examinations or otherwise, the existence of any condition or event which constitutes an Event of Default or an Unmatured Event of Default (as such terms are defined in the Credit Agreement) during or at the end of the accounting period covered by the attachment hereto or as of the date of this Certificate, except as described below (or in a separate attachment to this Certificate). The exceptions listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Companies have taken, is taking, or proposes to take with respect to each such condition or event, are as follows:

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

                  (4) No policy of insurance required to be maintained pursuant to the Credit Agreement or any other Loan Document (as such term is defined in the Credit Agreement) has lapsed during the reporting period described on Attachment No. 1 hereto and no such policy will lapse within the next 60 days.

                  (5) In the case of any circumstances whereby the Companies are in violation of or alleged to be in violation of any laws, rules, regulations or orders, including without limitation any environmental protection or pollution control law, the Companies have taken any and all corrective or remedial actions in accordance with the requirements of and are satisfactory to any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, county, town or municipality as have jurisdiction with respect thereto.

                  (6) The Companies have paid all fees and expenses due for the storage of Inventory, including any fees due and owing to any warehouseman or other bailee, where such fees and expenses, if not paid when due would give rise to a lien against Inventory.

                  The foregoing certifications, together with the computations set forth in Attachment No. 1 hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of _______ 19__, pursuant to Section 5.1.1 of the Credit Agreement.





                                              SIMON TRANSPORTATION SERVICES INC.

                                              By
                                                 -------------------------------
                                              Its
                                                 -------------------------------

                                              DICK SIMON TRUCKING, INC.

                                              By
                                                 -------------------------------

                                              Its
                                                 -------------------------------

                       SIMON TRANSPORTATION SERVICES INC.
                                       and
                            DICK SIMON TRUCKING, INC.

                                ATTACHMENT NO. 1
                            TO COMPLIANCE CERTIFICATE

                     AS OF __________, 19__, WHICH PERTAINS
                       TO THE PERIOD FROM __________, 19__
                               TO __________, 19__

Terms defined in the Credit Agreement are used herein as defined therein and Section references herein refer to the Sections in Supplement A of the Credit Agreement.

1 .      Net Worth
         (prescribed by Section 7.1)

         (a)      Minimum Net Worth  required  under Section 7.1 to be less than
                  $50,000,000 as the fiscal year ending September 30, 1999, plus thereafter, 50% of the Company's net income (without
                  reduction for net loss) measured at                                 $
                  the end of each six month period.

         (b)      Actual Net Worth                                                    $
                  as of the date of determination


                                    Exhibit E



              COLLATERAL ACCOUNT AND DISBURSEMENT ACCOUNT AGREEMENT

         This Agreement is made this 28th day of September, 1999 by and among SIMON TRANSPORTATION SERVICES INC., DICK SIMON TRUCKING, INC. (collectively and separately the "Borrower"), U.S. BANK NATIONAL ASSOCIATION (the "Lender").

         WHEREAS, the Lender and the Borrower have entered into that certain Credit and Security Agreement, dated as of September 28, 1999 (the "Credit Agreement");

         WHEREAS, in furtherance of the Credit Agreement, the Borrower and the Lender have established (a) the Collateral Account (hereinafter defined), and
(b) the Disbursement Account (hereinafter defined);

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                         Section 1 - Collateral Account

         1.1 Pursuant to the Credit Agreement, the Lender has a security interest in certain property of the Borrower, including, without limitation, all present and future accounts, general intangibles, rights to payment and other forms of obligations for the payment of money and in all proceeds thereof (the "Collateral"). The Borrower has agreed with the Lender that all Items received by the Borrower with respect to the Collateral shall be deposited into U.S. Bank National Association (re. funds received from Simon Transportation Services, Inc. and Dick Simon Trucking, Inc.) Account No. ________________ (the "Collateral Account").

         1.2 The Lender agrees to operate and maintain the Collateral Account exclusively for the benefit of the Lender, to hold all Items deposited in the Collateral Account for the Lender and to make any withdrawals or transmittals out of or on account of the Collateral Account only to the Lender, or such person as the Lender may from time to time designate in writing. Neither Borrower shall have any interest in the Collateral Account or in any Items deposited in the Collateral Account.

         1.3 In the event that Items deposited in the Collateral Account are returned uncollected, the Lender shall provide notice to the Borrower and the Borrower shall pay to the Lender the amount of such uncollected Items, and all other fees and charges attributable to such uncollected Items, or, at the option of the Lender, the Lender may debit the Disbursement Account by an amount equal to the sum of such uncollected Items and fees and charges. The Lender agrees that its recourse for uncollected Items and fees and charges attributable to such uncollected Items shall be against the Borrower, the Disbursement Account or the Collateral Account.

                        Section 2 - Disbursement Account

         2.1 The Borrower hereby agrees to maintain with the Lender Simon Transportation Services, Inc. And Dick Simon Trucking, Inc. Account No. 153100281127 (the "Disbursement Account"). All sums advanced as loans under the Credit Agreement shall be deposited into the Disbursement Account by the Lender and shall be subject to instructions and orders issued by the Borrower.

                            Section 3 - Miscellaneous

         3.1 The Borrower shall be liable to the Lender for any ordinary or usual fees and charges of the Lender, including, without limitation, fees and charges attributable to uncollected Items, in connection the Collateral Account and the Disbursement Account and the Lender may charge the Disbursement Account for such fees and charges. The Borrower hereby agrees to maintain collected funds in the Disbursement Account for the payment of uncollected Items and fees and charges, including, without limitation, fees and charges attributable to uncollected Items.

         3.2 The Borrower hereby agrees to pay, indemnify and hold the Lender harmless from and against any and all liability, losses, damages, penalties and expenses (including, without limitation, reasonable attorneys' fees) arising out of the Lender's performance of this Agreement or any agreement executed herewith, except as solely caused by the willful misconduct or gross negligence of the Lender, its agents or employees. The Borrower hereby release the Lender from responsibility for any losses occasioned in whole or in part by any circumstances beyond the Lender's reasonable control, including, without limitation, equipment failure, war and emergencies. IN NO EVENT SHALL THE LENDER BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR LOSS OF PROPERTY, NOTWITHSTANDING NOTICE TO THE LENDER OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

         3.3 This Agreement may be terminated upon agreement signed by both the Lender and the Borrower. No termination shall affect the obligations of the parties hereto with respect to Items received by the Lender before the termination has become effective. Termination shall not impair the indemnities made by the Borrower herein.

         3.4 This Agreement may be executed in any number of counterparts, which together shall constitute one and the same instrument.

         3.5 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, giving effect to all federal laws and regulations applicable to national banks.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                              SIMON TRANSPORTATION SERVICES INC.

                                              By:  _____________________________
                                              Title:  __________________________


                                              DICK SIMON TRUCKING, INC.

                                              By:  _____________________________
                                              Title:  __________________________


                                              U.S. BANK NATIONAL ASSOCIATION

                                              By:  _____________________________
                                              Title:  __________________________

                                    EXHIBIT G


                  TERMS WITH RESPECT TO GUARANTEED OBLIGATIONS



         1 Obligations Absolute. No act or thing need occur to establish the liability of each Borrower for its Guaranteed Obligations, and no act or thing, except full payment and discharge of all such Guaranteed Obligations, shall in any way exonerate such Borrower or modify, reduce, limit or release the liability of such Borrower for its Guaranteed Obligations. The obligations of each Borrower for its Guaranteed Obligations shall be absolute, unconditional, and irrevocable, and shall not be subject to any right of setoff or counterclaim by such Borrower.

         2 Continuing Guaranty. Each Borrower shall be liable for its Guaranteed Obligations, plus accrued interest thereon and all attorneys' fees, collection costs and enforcement expenses referable thereto. Guaranteed Obligations may be created and continued in any amount without affecting or impairing the liability of such Borrower therefor. No notice of such Guaranteed Obligations already or hereafter contracted or acquired by the Lender, or any renewal or extension of any thereof need be given to such Borrower and none of the foregoing acts shall release such Borrower from liability hereunder. The agreement of each Borrower pursuant to the Agreement with respect to its Guaranteed Obligations is an absolute, unconditional and continuing guaranty of payment of such Guaranteed Obligations and shall continue to be in force and be binding upon such Borrower until such Guaranteed Obligations are paid in full and the Agreement is terminated, and the Lender may continue, at any time and without notice to such Borrower, to extend credit or other financial accommodations and loan monies to or for the benefit of the other Borrowers on the faith thereof. Each Borrower hereby waives, to the fullest extent permitted by law, any right they may have to revoke or terminate its guaranty of the Guaranteed Obligations before the Guaranteed Obligations are paid in full and the Agreement is terminated. In the event any Borrower shall have any right under applicable law to otherwise terminate or revoke its guaranty of the Guaranteed Obligations which cannot be waived, such termination or revocation shall not be effective until written notice of such termination or revocation, signed by such Borrower, is actually received by the officer of the Lender responsible for such matters. Any notice of termination or revocation described above shall not affect such Borrower's guaranty of the Guaranteed Obligations in relation to (i) any of the Guaranteed Obligations that arose prior to receipt thereof or (ii) any of the Guaranteed Obligations created after receipt thereof, if such Guaranteed Obligations were incurred either through loans by the Lender, including, without limitation, advances or readvances in an aggregate outstanding amount not to exceed the aggregate amount of the Revolving Credit Amount as of the time such notice of termination or revocation was received, and/or for the purpose of protecting any collateral, including, but not limited, to all protective advances, costs, expenses, and attorneys' and paralegals' fees, whensoever made, advanced or incurred by the Lender in connection with the Guaranteed Obligations. If, in reliance on any Borrower's guaranty of its Guaranteed Obligations, the Lender makes loans or other advances to or for the benefit of any other Borrower or takes other action under the Agreement after such aforesaid termination or revocation by the undersigned but prior to the receipt by the Lender of said written notice as set forth above, the rights of the Lender shall be the same as if such termination or revocation had not occurred.

         3 Other Transactions. The liability of the Borrowers under the Agreement with respect to the Guaranteed Obligations shall not be affected or impaired by any of the following acts or things (which the Lender is expressly authorized to do, omit or suffer from time to time, without notice to or approval by the Borrowers): (i) any acceptance of collateral security, other guarantors, accommodation parties or sureties for any or all Guaranteed
Obligations; (ii) any one or more extensions or renewals of Guaranteed Obligations (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any Guaranteed Obligations; (iii) any waiver or indulgence granted to the other Borrowers, any delay or lack of diligence in the enforcement of Guaranteed Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Guaranteed Obligations; (iv) any full or partial release of, settlement with, or agreement not to sue, the other Borrowers or any other guarantor or other person liable in respect of any Guaranteed Obligations; (v) any discharge of any evidence of Guaranteed Obligations or the acceptance of any instrument in renewal thereof or substitution therefor; (vi) any failure to obtain collateral security for
Guaranteed Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to protect, ensure, or enforce any collateral security, or any modification, substitution, discharge, impairment or loss of any collateral security; (vii) any foreclosure or enforcement of any collateral security; (viii) any transfer of any Guaranteed Obligations or any evidence thereof; (ix) any order of application of any payments or credits upon Guaranteed Obligations; (x) any release of any collateral security for Guaranteed Obligations; (xi) any amendment to or modification of, any agreement between the Lender and the other Borrowers, or any waiver of compliance by the other Borrowers with the terms thereof; and
(xii) any election by the Lender under Section 1111(b) of the United States Bankruptcy Code.


         4. Waivers of Defenses and Rights. Each Borrower waives any and all defenses, claims and discharges of the other Borrowers, or any other obligor, pertaining to the Guaranteed Obligations, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, no Borrower will assert, plead or enforce against the Lender any defense of waiver, release, discharge in Bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, usury, illegality or unenforceability which may be available to any other Borrower or any other person liable in respect of any Guaranteed Obligations, or any setoff available against the Lender to the other Borrowers or any such other person, whether or not on account of a related  transaction.  Each  Borrower  expressly  agrees  that such
Borrower shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing Guaranteed Obligations, whether or not the liability of the other Borrowers or any other obligor for such deficiency is discharged pursuant to statute, judicial decision or contract. Each Borrower waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing Guaranteed Obligations. Each Borrower agrees that its liability under the Agreement for the Guaranteed Obligations shall be primary and direct, and that the Lender shall not be required first to resort for payment of the guaranteed Obligations to the other Borrowers or other person or their properties, or first to enforce, realize upon or exhaust any collateral security for the Guaranteed Obligations, or to commence any action or obtain any judgment against the other Borrowers or against any such collateral security or to pursue any other right or remedy the Lender may have against any other Borrower before enforcing the liability of such Borrower for the Guaranteed Obligations under the Agreement.

         5. Approval of Credit. Each of the Borrowers has, independently and without reliance upon the Lender or its respective directors, officers, agents or employees, and instead in reliance upon information furnished by the other Borrowers and upon such other information as such Borrower deemed appropriate, made its own independent credit analysis and decision to guaranty the obligations of the other Borrowers pursuant to the Agreement.

         6. Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against the other Borrowers, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and each Borrower hereby waives any benefit of, and any right to participate in, any security or collateral given to the Lender to secure payment of the Guaranteed Obligations or any other liability of the other Borrowers to the Lender. Each Borrower further agrees that any and all claims it may have against the other Borrowers, any endorser or any other guarantor of all or any part of the Guaranteed Obligations or against any of their respective properties, whether arising by reason of any payment by such Borrower to the Lender pursuant to the provisions hereof or otherwise, is hereby waived. In furtherance, and not in limitation of the preceding waivers, each Borrower hereby agrees that any payment to the Lender by such Borrower on account of the Guaranteed Obligations and any loan made to or obligation incurred from the other Borrowers shall be deemed to be a contribution to the other Borrowers (of capital or otherwise), and after giving effect to such payment, loan or other obligation such Borrower shall not be a creditor of the other Borrowers.

                              SOLVENCY CERTIFICATE


         The undersigned hereby certifies that he/she is the chief financial officer of Dick Simon Trucking, Inc., a Utah corporation (the "Borrower"), and is authorized to certify as to the financial statements of the Borrower, is familiar with its properties, business and assets and is authorized to execute this Certificate on behalf of the Borrower and to deliver this Certificate. The undersigned further certifies that he/she has carefully reviewed the contents of this Certificate and, in connection herewith, has made such investigations and inquiries as he/she deemed necessary and prudent. The undersigned further certifies that he/she believes that the financial information and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and continue to be reasonable as of the date hereof. Capitalized terms used herein that are defined in the Credit and Security Agreement, dated as of September 28 , 1999 (the "Credit Agreement') between the Borrower, Simon Transportation Services, Inc. and U.S. Bank National Association are used herein as so defined. The undersigned hereby further certifies that it is his/her belief that:

1 . As of the date hereof, after taking into account the transactions contemplated by the Credit Agreement, the Borrower has capital, cash flows and, taking into account availability under the Credit Agreement, sources of working capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

2. As of the date hereof, after taking into account the Credit Agreement, the Borrower is able to pay its debts as they mature.

3. As of the date hereof, after taking into account the Credit Agreement, the Borrower has assets (tangible and intangible) whose fair saleable value exceeds its total liabilities (including contingent, subordinated, unmatured and unliquidated).

4. The Borrower does not intend to, nor believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

5. The Borrower does not intend, in consummating the transactions contemplated by the Credit Agreement, to disturb, delay, hinder or defraud either present or future creditors or other Persons to which the Borrower is or will become, on or after the date hereof, indebted.

6.       In  reaching   the   conclusions  set forth  in  this  Certificate, the
undersigned has considered, among other things:

         (a)          the cash and other current assets of the Borrower;

         (b) refinancing or other replacements of existing liabilities, debts, obligations and commitments which the Borrower reasonably expects will be available on the date hereof;

         (c) the estimated value of all property, real and personal, tangible and intangible, of the Borrower and the financial information attached hereto on Exhibit A;

         (d) all liabilities of the Borrower known to him/her on all claims, whether or not reduced to judgment, liquidated, unliquidated, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, fixed or contingent, including, among other things, claims arising out of, pending or, to his/her knowledge, threatened litigation against the Borrower;

         (e) the experience of the Borrower's management in acquiring and disposing of its assets and publicly available information on purchases and sales of properties comparable to those operated by the Borrower;

         (f) historical and anticipated growth in revenues and cash flows of the Borrower;

         (g) customary terms of trade payables in the Borrower's industry;

         (h)          the  amount  of   credit  extended  to  customers  of  the
         Borrower; and

         (i)          the amount of equity capital of the Borrower.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 28th day of September, 1999.

                                                       DICK SIMON TRUCKING, INC.

                                                       By:
                                                       Title:

                              SOLVENCY CERTIFICATE


        The undersigned hereby certifies that he/she is the chief financial officer of Simon Transportation Services, Inc., a Nevada corporation (the "Borrower"), and is authorized to certify as to the financial statements of the Borrower, is familiar with its properties, business and assets and is authorized to execute this Certificate on behalf of the Borrower and to deliver this Certificate. The undersigned further certifies that he/she has carefully reviewed the contents of this Certificate and, in connection herewith, has made such investigations and inquiries as he/she deemed necessary and prudent. The undersigned further certifies that he/she believes that the financial information and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and continue to be reasonable as of the date hereof. Capitalized terms used herein that are defined in the Credit and Security Agreement, dated as of September 28, 1999 (the "Credit Agreement") between the Borrower, Dick Simon Trucking, Inc. and U.S. Bank National Association are used herein as so defined. The undersigned hereby further certifies that it is his/her belief that:

1 . As of the date hereof, after taking into account the transactions contemplated by the Credit Agreement, the Borrower has capital, cash flows and, taking into account availability under the Credit Agreement, sources of working capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

2. As of the date hereof, after taking into account the Credit Agreement, the Borrower is able to pay its debts as they mature.

3. As of the date hereof, after taking into account the Credit Agreement, the Borrower has assets (tangible and intangible) whose fair saleable value exceeds its total liabilities (including contingent, subordinated, unmatured and unliquidated).

4. The Borrower does not intend to, nor believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

5. The Borrower does not intend, in consummating the transactions contemplated by the Credit Agreement, to disturb, delay, hinder or defraud either present or future creditors or other Persons to which the Borrower is or will become, on or after the date hereof, indebted.

6.       In  reaching  the  conclusions  set forth  in  this  Certificate,   the
undersigned has considered, among other things:

         (a)      the cash and other current assets of the Borrower;

         (b) refinancing or other replacements of existing liabilities, debts, obligations and commitments which the Borrower reasonably expects will be available on the date hereof;

         (c) the estimated value of all property, real and personal, tangible and intangible, of the Borrower and the financial information attached hereto on Exhibit A;

         (d) all liabilities of the Borrower known to him/her on all claims, whether or not reduced to judgment, liquidated, unliquidated, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, fixed or contingent, including, among other things, claims arising out of, pending or, to his/her knowledge, threatened litigation against the Borrower;

         (e) the experience of the Borrower's management in acquiring and disposing of its assets and publicly available information on purchases and sales of properties comparable to those operated by the Borrower;

         (f) historical and anticipated growth in revenues and cash flows of the Borrower;

         (g)      customary  terms of trade payables in the Borrower's industry;

         (h)      the  amount of credit  extended  to customers of the Borrower;
         and

         (i)      the amount of equity capital of the Borrower.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 28th day of September, 1999.

                                             SIMON TRANSPORTATION SERVICES, INC.

                                             By:
                                             Title:

                             SECRETARY'S CERTIFICATE

    I, Alban Lang Secretary, hereby certify that I am the duly elected, qualified and acting Secretary and keeper of the records of Dick Simon Trucking, Inc., (the "Borrower"), a corporation duly organized, existing and in good standing under the laws of the State of Utah and further certify as follows:

    1 . Attached hereto as Exhibit A is a full, true and correct copy of resolutions duly adopted by the Borrowers Board of Directors at a meeting thereof, convened on August 18, 1999 which meeting was held in accordance with the Borrower's Articles of Incorporation and Bylaws and all applicable laws, and which resolutions have not in any way been modified or rescinded, but are in full force and effect.

    2. The Articles of Incorporation attached hereto as Exhibit B and the Bylaws attached hereto as Exhibit C are, respectively, true, complete and correct copies of this Corporation's Articles of Incorporation (duly filed with the Secretary of State of the state of Nevada) and Bylaws, which articles and bylaws have been duly adopted by this Corporation and are presently in full force and effect.

    3. On the date hereof, the following named persons are the present officers and/or directors of the Borrower who are authorized by the Corporation to perform the actions set forth in the resolutions attached hereto and the following signatures are genuine signatures of such named persons:

 NAME                     TITLE                              SIGNATURE
 Richard D. Simon      CEO & President             _____________________________
 Alban B. Lang         COO, CFO & Secretary        _____________________________

IN WITNESS WHEREOF, I have executed, this Certificate and have caused the corporate seal of the Borrower to be hereto affixed this 28th day of September 1999.

                                                   ----------------------------
                                                   Secretary

(Corporate Seal)

    I hereby certify that Alban Lang has been elected and is now acting as Secretary of Dick Simon Trucking, Inc., and that the signature to the foregoing Certificate is his/her genuine signature.

                                                   ----------------------------
                                                   President

                                    EXHIBIT A
                           TO SECRETARY'S CERTIFICATE
                    Resolutions of the Board of Directors of
                            Dick Simon Trucking, Inc.
                             Adopted August 18, 1999
"RESOLVED, that anyone of the following acting singly: Dick Simon and Alban Lang [insert titles of authorized off icers/directors] (each such person being hereinafter referred to as a "Designated Person") is hereby authorized, directed and empowered now and from time to time hereafter to make, execute and deliver for and on behalf of and in the name of this Corporation such agreements, instruments and documents, including, but not limited to, a Credit and Security Agreement between this Corporation and U.S. Bank National Association (the "Lender") substantially in the form of the Credit and Security Agreement (the "Credit Agreement') presented to this meeting, except for such changes, additions and deletions as to any or all of the terms or provisions thereof as the officer executing the Credit and Security Agreement on behalf of this Corporation shall deem proper, and all other agreements, notes, schedules, security documents, assignments, of accounts, designations of inventory, real estate, mortgages, trust deeds, assignments, certificates, reports, bills of sale, leases, contracts, conditional sale contracts, guaranties, subordination and stand-by agreements, pledge agreements, assignments of beneficial interest in any real or personal property, and other such agreements, instruments and documents (all and each of the foregoing agreements, instruments and documents are hereinafter referred to collectively as the "Other Loan Documents") with or for the benefit of the Lender, as he/she may in his/her sole discretion deem advisable, necessary, expedient, convenient or proper, providing for and evidencing various financial arrangements with and obligations to the Lender, including, without limitation, the borrowing of monies by this Corporation and as security therefor, granting a security interest in the Collateral (as defined in the Credit Agreement and all proceeds and products of the foregoing property and interests in property;

         BE IT FURTHER RESOLVED, that the Credit Agreement and Other Loan Documents may contain such provisions, terms, conditions, covenants, warranties and representations as any Designated Person may in his/her sole discretion deem advisable, necessary or expedient;

         BE IT FURTHER RESOLVED, that any Designated Person acting singly is hereby authorized, directed and empowered for and on behalf of and in the name of this Corporation now and from time to time hereafter, as he/she in his/her sole discretion deems advisable, necessary, expedient, convenient or proper, to:
(a) borrow monies from the Lender or an affiliate of Lender; (b) execute and deliver to the Lender or its affiliate such agreements, instruments and documents as the Lender or such affiliate may request or require to effectuate the purpose and intent of the Credit Agreement and Other Loan Documents or these resolutions; (c) amend, modify, alter, extend, renew or otherwise change any of the provisions, terms, conditions, covenants, guaranties or representations contained in the Credit Agreement or Other Loan Documents; and (d) execute and deliver to the Lender and/or its affiliate any direction or authorization for the application, payment, transfer, receipt or other disposition of any property, real or personal, belonging to this Corporation;

         BE IT FURTHER RESOLVED, that any Designated Person acting singly is hereby authorized, directed and empowered to do and perform all acts and things he/she deems advisable, necessary, expedient, convenient or proper in order to consummate fully all of the transactions contemplated under the Credit Agreement or Other Loan Documents or these resolutions;

         BE IT FURTHER RESOLVED, that in order to facilitate borrowings of this Corporation from the Lender or its affiliate under the terms of the Credit Agreement and Other Loan Documents, pursuant to which it is or will be required that a number of reports, certificates and documents including, without limitation, a report of loan balances and confirmation of advances theretofore requested, borrowing base certificates, collection reports, inventory certification reports, and transmittal letters of accounts receivable agings, be periodically supplied to the Lender, it is in the best interest of this Corporation to provide to the Lender a list of employees of this Corporation which are authorized to sign any such reports on behalf of this Corporation, along with examples of such employees' signatures;

         BE IT FURTHER RESOLVED, that in order to accomplish the resolutions hereinabove stated, the President of this Corporation or the Chief Financial Officer acting singly is hereby authorized to sign any such reports, certificates or other documents required under the Credit Agreement or Other Loan Documents or requested by the Lender in accordance with the Credit Agreement or Other Loan Documents from time to time on behalf of this Corporation, and further, the President is hereby authorized to designate in writing to the Lender from time to time any other persons authorized to sign such reports, certificates and other documents, and to delete any persons theretofore authorized, or add other persons not theretofore authorized, and to cause examples of any such persons' signatures to be delivered to the Lender;

         BE IT FURTHER RESOLVED, that the President of this Corporation acting singly, and any other person or persons which the President may from time to time designate in writing to the Lender, is authorized to make requests for borrowings, including, without limitation, telephonic requests for borrowings, under the Credit Agreement or Other Loan Documents on behalf of this Corporation and the Lender is hereby authorized to honor such requests of the President, or of any person so designated by the President, until such time as the Lender is notified in writing by this Corporation of the election of a new president or of the revocation of the authorization of any person designated by the President to make such requests for borrowings under the Credit Agreement or Other Loan Documents;

         BE IT FURTHER RESOLVED, that by adopting the above resolutions at this meeting, the Directors of this Corporation hereby ratify, approve and confirm any and all acts and things that any Designated Person has done or may do in any way relating to or arising from or in connection with the Credit Agreement or Other Loan Documents and these resolutions and such acts and things of any Designated Person shall at all times receive full faith and credit by this Corporation without the necessity of inquiry by the Lender; and

         BE IT FURTHER RESOLVED, that (a) the authorizations herein set forth shall remain in full force and effect for the term of the Credit Agreement and Other Loan Documents and all renewal terms thereof; and (b) the Secretary or any Assistant Secretary of this Corporation is hereby authorized and directed to certify and affix the corporate seal thereunto and furnish to the Lender a copy of these resolutions."

Date:  September 28, 1999

U.S. Bank National Association
U.S. Bank Place MPFP0504
601 Second Avenue South
Minneapolis, Minnesota 55402-4302

Attention:      Asset Based Lending

Re:      Telephonic Requests for Loans/Signature Authorization

Ladies/Gentlemen:

Reference is made to that certain Credit and Security Agreement, dated as of (the "Credit Agreement"), between Dick Simon Trucking, Inc. (the "Borrower") and U.S. Bank National Association (the "Lender"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement.

The undersigned, as President of the Borrower, and pursuant to the authority granted to the undersigned in those certain resolutions of the Board of Directors dated August 18, 1999 does hereby:

1. Designate the following employees of the Borrower as authorized to make requests for Loans, including telephonic requests for Loans, on its behalf under the Credit Agreement:

    NAME                       TITLE                            SIGNATURE
Richard D. Simon           CEO & President                ______________________

Alban B. Lang              COO, CFO & Secretary           ______________________

William J. Baker           Controller                     ______________________


The Lender is hereby authorized to honor any request made by any one of the persons named above, and to forward any such requested Loan as may be directed at the time of such request.

2. Designate the following employees of the Borrower as authorized to execute certain reports including, among other things, a report of loan balances and confirmation of advances theretofore requested, Borrowing Base Certificates, collection reports, inventory certification reports, and transmittal letters of accounts receivable agings, on its behalf under the Credit Agreement:

    NAME                      TITLE                              SIGNATURE
Richard D. Simon         CEO & President                  ______________________

Alban B. Lang            COO, CFO & Secretary             ______________________

William J. Baker         Controller                       ______________________

                                                       Very truly yours,

                                                       DICK SIMON TRUCKING, INC.

                                                       By:
                                                       Title: President

                             SECRETARY'S CERTIFICATE

         I, Alban Lang, Secretary, hereby certify that I am the duly elected, qualified and acting Secretary and keeper of the records of Simon Transportation Services Inc., (the "Borrower"), a corporation duly organized, existing and in good standing under the laws of the State of Nevada and further certify as follows:

         1 . Attached hereto as Exhibit A is a full, true and correct copy of resolutions duly adopted by the Borrower's Board of Directors at a meeting thereof, convened on August 18, 1999, which meeting was held in accordance with the Borrower's Articles of Incorporation and Bylaws and all applicable laws, and which resolutions have not in any way been modified or rescinded, but are in full force and effect.

         2. The Articles of Incorporation attached hereto as Exhibit B and the Bylaws attached hereto as Exhibit C are, respectively, true, complete and correct copies of this Corporation's Articles of Incorporation (duly filed with the Secretary of State of the state of Nevada) and Bylaws, which articles and bylaws have been duly adopted by this Corporation and are presently in full force and effect.

         3. On the date hereof, the following named persons are the present officers and/or directors of the Borrower who are authorized by the Corporation to perform the actions set forth in the resolutions attached hereto and the following signatures are genuine signatures of such named persons:

 NAME                                  TITLE                     SIGNATURE
Richard D. Simon                   CEO & President          ____________________
Alban B. Lang                      COO, CFO & Secretary     ____________________

IN WITNESS WHEREOF, I have executed this Certificate and have caused the corporate seal of the Borrower to be hereto affixed 18th day of August 1999.

                                                        ------------------------
                                                        Secretary

(Corporate Seal)

         I hereby certify that Alban Lang has been elected and is now acting as Secretary of Simon Transportation Services Inc., and that the signature to the foregoing Certificate is his genuine signature.

                                                        ------------------------
                                                        President

                                    EXHIBIT A

                         TO SECRETARY'S CERTIFICATE

                         Resolutions of the Board of Directors of

                         Simon Transportation Services Inc.
                         Adopted August 18, 1999

             "RESOLVED, that anyone of the following acting singly:

                            Dick Simon and Alban Lang

[insert titles of authorized officers/directors] (each such person being hereinafter referred to as a "Desiqnated Person") is hereby authorized, directed and empowered now and from time to time hereafter to make, execute and deliver for and on behalf of and in the name of this Corporation such agreements, instruments and documents, including, but not limited to, a Credit and Security Agreement between this Corporation and U.S. Bank National Association (the "Lender") substantially in the form of the Credit and Security Agreement (the "Credit Agreement') presented to this meeting, except for such changes, additions and deletions as to any or all of the terms or provisions thereof as the officer executing the Credit and Security Agreement on behalf of this Corporation shall deem proper, and all other agreements, notes, schedules, security documents, assignments, of accounts, designations of inventory, real estate, mortgages, trust deeds, assignments, certificates, reports, bills of sale, leases, contracts, conditional sale contracts, guaranties, subordination and stand-by agreements, pledge agreements, assignments of beneficial interest in any real or personal property, and other such agreements, instruments and documents (all and each of the foregoing agreements, instruments and documents are hereinafter referred to collectively as the "Other Loan Documents') with or for the benefit of the Lender, as he/she may in his/her sole discretion deem advisable, necessary, expedient, convenient or proper, providing for and evidencing various financial arrangements with and obligations to the Lender, including, without limitation, the borrowing of monies by this Corporation and as security therefor, granting a security interest in the Collateral (as defined in the Credit Agreement) and all proceeds and products of the foregoing property and interests in property;

         BE IT FURTHER RESOLVED, that the Credit Agreement and Other Loan Documents may contain such provisions, terms, conditions, covenants, warranties and representations as any Designated Person may in his/her sole discretion deem advisable, necessary or expedient;

         BE IT FURTHER RESOLVED, that any Designated Person acting singly is hereby authorized, directed and empowered for and on behalf of and in the name of this Corporation now and from time to time hereafter, as he/she in his/her sole discretion deems advisable, necessary, expedient, convenient or proper, to:
(a) borrow monies from the Lender or an affiliate of Lender; (b) execute and deliver to the Lender or its affiliate such agreements, instruments and documents as the Lender or such affiliate may request or require to effectuate the purpose and intent of the Credit Agreement and Other Loan Documents or these resolutions; (c) amend, modify, alter, extend, renew or otherwise change any of the provisions, terms, conditions, covenants, guaranties or representations contained in the Credit Agreement or Other Loan Documents; and (d) execute and deliver to the Lender and/or its affiliate any direction or authorization for the application, payment, transfer, receipt or other disposition of any property, real or personal, belonging to this Corporation;

         BE IT FURTHER RESOLVED, that any Designated Person acting singly is hereby authorized, directed and empowered to do and perform all acts and things he/she deems advisable, necessary, expedient, convenient or proper in order to consummate fully all of the transactions contemplated under the Credit Agreement or Other Loan Documents or these resolutions;

         BE IT FURTHER RESOLVED, that in order to facilitate borrowings of this Corporation from the Lender or its affiliate under the terms of the Credit Agreement and Other Loan Documents, pursuant to which it is or will be required that a number of reports, certificates and documents including, without limitation, a report of loan balances and confirmation of advances theretofore requested, borrowing base certificates, collection reports, inventory certification reports, and transmittal letters of accounts receivable agings, be periodically supplied to the Lender, it is in the best interest of this Corporation to provide to the Lender a list of employees of this Corporation which are authorized to sign any such reports on behalf of this Corporation, along with examples of such employees' signatures;

         BE IT FURTHER RESOLVED, that in order to accomplish the resolutions hereinabove stated, the President of this Corporation or the Chief Financial Officer acting singly is hereby authorized to sign any such reports, certificates or other documents required under the Credit Agreement or Other Loan Documents or requested by the Lender in accordance with the Credit Agreement or Other Loan Documents from time to time on behalf of this Corporation, and further, the President is hereby authorized to designate in writing to the Lender from time to time any other persons authorized to sign such reports, certificates and other documents, and to delete any persons theretofore authorized, or add other persons not theretofore authorized, and to cause examples of any such persons' signatures to be delivered to the Lender;

BE IT FURTHER RESOLVED, that the President of this Corporation acting singly, and any other person or persons which the President may from time to time designate in writing to the Lender, is authorized to make requests for borrowings, including, without limitation, telephonic requests for borrowings, under the Credit Agreement or Other Loan Documents on behalf of this Corporation and the Lender is hereby authorized to honor such requests of the President, or of any person so designated by the President, until such time as the Lender is notified in writing by this Corporation of the election of a new president or of the revocation of the authorization of any person designated by the President to make such requests for borrowings under the Credit Agreement or Other Loan Documents;

           BE IT FURTHER RESOLVED, that by adopting the above resolutions at this meeting, the Directors of this Corporation hereby ratify, approve and confirm any and all acts and things that any Designated Person has done or may do in any way relating to or arising from or in connection with the Credit Agreement or Other Loan Documents and these resolutions and such acts and things of any Designated Person shall at all times receive full faith and credit by this Corporation without the necessity of inquiry by the Lender; and

           BE IT FURTHER RESOLVED, that (a) the authorizations herein set forth shall remain in full force and effect for the term of the Credit Agreement and Other Loan Documents and all renewal terms thereof; and (b) the Secretary or any Assistant Secretary of this Corporation is hereby authorized and directed to certify and affix the corporate seal thereunto and furnish to the Lender a copy of these resolutions."

Date:  September 28, 1999

U.S. Bank National Association
U.S. Bank Place MPFP0504
601 Second Avenue South
Minneapolis, Minnesota 55402-4302

Attention:      Asset Based Lending

Re:      Telephonic Requests for Loans/Signature Authorization

  Ladies/Gentlemen:

  Reference is made to that certain Credit and Security Agreement, dated as of September 28, 1999 (the "Credit Agreement"), between Simon Transportation Services, Inc. (the "Borrower") and U.S. Bank National Association (the "Lender"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement.

  The undersigned, as President of the Borrower, and pursuant to the authority granted to the undersigned in those certain resolutions of the Board of Directors dated August 18, 1999, does hereby:

  1. Designate the following employees of the Borrower as authorized to make requests for Loans, including telephonic requests for Loans, on its behalf under the Credit Agreement:

   NAME                       TITLE                              SIGNATURE
 Richard D. Simon         CEO & President                  _____________________

 Alban B. Lang            COO, CFO & Secretary             _____________________

 William J. Baker         Controller                       _____________________


  The Lender is hereby authorized to honor any request made by any one of the persons named above, and to forward any such requested Loan as may be directed at the time of such request.

2. Designate the following employees of the Borrower as authorized to execute certain reports including, among other things, a report of loan balances and confirmation of advances theretofore requested, Borrowing Base Certificates, collection reports, inventory certification reports, and transmittal letters of accounts receivable agings, on its behalf under the Credit Agreement:


 NAME                               TITLE                      SIGNATURE

Richard D. Simon                   CEO & President        ______________________

Alban B. Lang                      COO, CFO & Secretary   ______________________

William J. Baker                   Controller             ______________________

                                             Very truly yours,

                                             SIMON TRANSPORTATION SERVICES, INC.

                                             By:
                                             Title: President






Dick Simon Trucking, Inc.
Trade Names, Etc.
Schedule 4.1

Simon Transportation Services Inc.
Dick Simon Trucking, Inc.
Simon Dry Vans
Simon Integrated Logistics
Simon Consolidated Services

 Dick Simon Trucking, Inc.
  Schedule of Insurance Coverages
  Schedule 4.7


Policy Type           Policy #     Carrier                                       Period          Limits                    Premium
--------------------- ------------ --------------------------------------------- --------------- -----------------------------------
Workers Compensation  RL 913-7977  Industrial Indemnity Company of the Northwest 11/l/98-11/l/99  $1,000.000 per Accident    250,000
                                                                                                  $1,000,000 per Employee
                                                                                                  $1,000,000 Policy Limit

Workers Compensation  RL 913-7978  Industrial Indemnity Company                  11/l/98-11/1/99  $1,000,000 per Accident   Included
                                                                                                  $1,000,000 per Employee     above
                                                                                                  $1,000,000 Policy Limit

Commercial Auto       048064771    Allstate Insurance Company                     5/l/99-5/1/00   $1,000,000 Liability        16,605
Commercial Auto       050443384    Allstate Insurance Company                     5/1/99-5/l/00   $1,000,000 Liability         1,421
Commercial Auto       048065853    Allstate Insurance Company                     5/l/99-5/1/00   $1,000,000 Liability         1,341

Property              IM08306481   St. Paul Mercury Insurance Company            11/l/98-11/l/99 $14,667,000 Buildings        45,107
                                                                                                  $2,350,000 Contents
                                                                                                     $85,000 Fences & Signs
                                                                                                  $2,000,000 Tractors and
                                                                                                             Trailers
                                                                                                 $25,000,000 Business
                                                                                                             interruption

General Liability     YXB300629    Genesis Insurance Company                     11/l/98-11/l/01  $1,500,000 General          25,000
                                                                                                             Aggregate
                                                                                                    $750,000 Products
                                                                                                    $750,000 Personal
                                                                                                             Injury
                                                                                                    $750,000 Per Occurrence
Truckers Liability                                                                                $1,000,000 per Accident  1,313,000
Cargo                                                                                             $1,000,000 per Accident     42,000

Umbrella              4398-9100    The lnsurance Company of the                  l1/l/98-11/l/99 $10,000,000 Each            526,400
                                   State of Pennsylvania                                                     Occurrence
                                                                                                 $10,000,000 Aggregate

Excess Umbrella       RXU0202781   RLI Insurance Company                         11/1/98-11/1/99 $25,000,000 Each             15,000
                                                                                                             Occurrence
                                                                                                 $25,000,000 Aggregate

Excess Liability      XLXG1951576A Indemnity Insurance Company of North America                  $15,000,000 Each              7,500
                                                                                                             Occurrence
                                                                                                 $15,000,000 Aggregate



                             Schedule 4.8
                Litigation and Contingent Liabilities

         Simon and certain of its officers and directors have been named as defendants in a securities class action filed in the United States District Court for the District of Utah, Caprin v. Simon Transportation Services, Inc.. et al., No. 2:98CV 863K (filed December 3, 1998). Plaintiffs in this action allege that defendants made material misrepresentations and omissions during the period February 13, 1997 through April 2, 1998 in violation of Sections 10(b), 11, and 20(a) of the Securities Exchange Act of 1934 and Rule I Ob-5 promulgated thereunder. Simon intends to vigorously defend this action.

        There is a motion for summary judgment filed on behalf of Borrower that is pending in the State of California regarding an employee's claim for damages under the Americans with Disabilities Act. The employee claims Borrower did not make reasonable accommodations for a cancer-related illness.Borrower's local counsel has stated that the Americans with Disabilities Act does not provide a remedy for the employee's claim. If the employee were successful, Borrower thinks damages will be nominal.

                               Schedule 4.9
                                   Liens

1.   Liens securing debt and capitalized leases listed on the attached schedule.

2. Liens securing debt or capitalized leases used to finance the purchase of assets after the date hereof.

                               Schedule 4.10
                          Subsidiaries, Ownership

1. Simon Transportation Services Inc., a Nevada corporation, has one wholly-owned subsidiary, Dick Simon Trucking, Inc., a Utah corporation. Borrowers have no other Subsidiaries.

2. Simon is a publicly-held company, with its officers and directors holding approximately 22% of the outstanding shares. A copy of the Security Ownership Of Principal Stockholders and Management table from Simon's most recent proxy statement is attached hereto and incorporated herein by this reference. Trucking is wholly-owned by Simon.

3. The Borrowers do not have actual knowledge of any shareholder agreement, voting trust. or other agreement limiting or otherwise pertaining to the ownership interest of any Person in the Borrowers, provided, Simon is publicly-held and such agreements may exist.

Attachment to Schedule 4. 10

                      SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                    AND MANAGEMEENT

        The following table sets forth, as of October 31, 1998, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5 % of such stock, by each director, by each Named Officer of the Company, and by all directors and executive officers of the Company as a group.

             SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
 Title of Class     Name of Beneficial Owner'                          Amount & Nature          Percent of Class 3
                                                                        of Beneficial
                                                                          Ownership
 Class A Common         Richard D. Simon                                     24,501                  Class A -
 Class B Common         Richard D. Simon                                    913,751              Class B - 100.0%
                                                                                                    Total - 14.8%
 Class A Common         Alban B. Lang                                        91,207                          1.4%
 Class A Common         Kelle A. qimon                                       94,099                          1.5%
 Class A Common         Lyn Simon                                            94,011                          1.5%
 Class A Common         Richard D. Simon, Jr.                               101,395                          1.6%
 Class A Common         Sherry L. Bokovoy                                    93,740                          1.5%
 Class A Common         Irene Warr                                            3,700                           *
 Class A Common         H. J. Frazier                                         8,000                           *
 Class A Common         Warburg Pincus Counsellors                          397,600                          6.3%
 Class A Common         Wynnefield Group                                    330,500                          5.2%
 Class A & Class B      All directors, executive officers and other 5 %   2,152,504                         33.9%
      Common            stockholders as a group (10 persons)


*  Less than one percent.

  1 The business address of Richard D. Simon, Alban B. Lang, Kelle A. Simon, Lyn Simon, Richard D. Simon, Jr., Sherry L. Bokovoy, and Irene Warr is P.O. Box 26297, Salt Lake City, Utah 84126-0297. The address of H.J. Frazier is 2700 West Sackett Drive, Park City, Utah 84098. The address of Warburg Pincus Counsellors is 466 Lexington Avenue, New York, New York 1OO17. The address of Wynnefield Group is One Penn Plaza, Suite 4720, New York, New York 10119.

  2 In accordance with applicable rules under the Securities Exchange Act of 1934, as amended, the number of shares beneficially owned includes 39,600 shares of Class A Common Stock underlying options to purchase granted to each of Alban B. Lang, Kelle A. Simon, Lyn Simon, Richard D. Simon, Jr., and Sherry L. Bokovoy (the "Optionees") that are either currently exercisable or will become exercisable within 60 days. The 85,400 remaining shares underlying options granted to the Optionees that are not exercisable within 60 days are excluded. The shares owned also include an aggregate 37,915 shares of Class A Common Stock held in the Company's ss.401(k) Plan on behalf of Richard D. Simon (14,501 shares), Alban B. Lang (7,348 shares), Kelle A. Simon (5,923 shares), Lyn Simon (7,568 shares), and Sherry L. Bokovoy (2,575 shares). The total shares include 2,000 shares underlying stock options granted to Irene Warr and 3,000 shares underlying stock options granted to H.J. Frazier that are currently exercisable or will be exercisable within 60 days. Unless otherwise indicated all shares are owned directly.

  3 Percentage based on both Class A and Class B Common Stock and includes for purposes of this chart only the vested portion of options granted under the Company's Incentive Stock Plan and Outside Director Stock Plan.

  4 All shares are held by Richard D. Simon, Trustee of the Richard D. Simon Revocable Trust, UTAD 2/12/93, of which the four children of Richard D. Simon are the beneficiaries. subject to a life estate in favor of Valene Simon, wife of Richard D. Simon. Because the Class B Common Stock is entitled to two votes per share, Mr. Simon, as Trustee, controls 25.5% of the combined voting power of the Common Stock.


                                     Schedule 4.11
                          Partnerships; Joint Ventures; LLCs

NONE

Dick Simon Trucking, Inc.
Listing of Business Locations
Schedule 4.12

Terminals

5175 West 2100 South
West Valley City, Utah 84120


1545 Cedargrove Road
Conley, Georgia 30027


15816 Santa Ana Avenue
Fontana, California 92338


5821 West Buckeye
Phoenix, Arizona


23623 Colonial Parkway, Suite B
Katy, Texas 77493


264 Farrell Road
Syracuse, New York 13209


Trailer Drop Yards

Rupert, Idaho

Springville, Utah

Gaffney, South Carolina

Laredo, Texas

Dick Simon Trucking, Inc.
Long Term Debt Schedule
Schedule 4.15
                         Loan/
Bank                     Lease            Date                  Cost        Term
Core States Bank:
#531360 to 531408 &
#531410 to 531459        Lease #1        Sep-97             3,861,296.00     60
#531460 to 531519        Lease #2        Sep-97             2,315,693.00     60
#531520 to 531594        Lease #3        Oct-97             2,924,679.00     60
#532020 to 532036
#532038 to 532115
#532117 to 532119
#535085 to 535091        Lease #4        Feb-98             3,955,483.98     60
#2380,2436 to 2492       Lease #5        Apr-98             4,332,240.00     36
#2513 to 2532            Lease #6        May-98             1,493,920.00     36
#2493 to 2512            Lease #7        May-98             1,487,335.00     36

Associates:
#531720 to 531819        Lease #3        Dec-97             3,900,897.50     60
#531970 to 532019        Lease #4        Feb-98             1,949,786.00     60

Banc Boston Leasing:
#530570 to 530619        Lease #1        May-96             1,976,432.50     60
#530620 to 530669        Lease #2        Aug-96             1,946,667.00     60
#530670 to 530719        Lease #3        Aug-96             1,946,667.00     60
#530720 to 530769        Lease #4        Aug-96             1,946,400.00     60
#530770 to 530772
& 530774 to 530819       Lease #5        Sep-96             1,909,396.72     60
#530970 to 531069        Lease #6        Jan-97             3,842,937.50     60
#531245 to 531294        Lease #7        Aug-97             1,931,443.50     60
#531295 to 531359        Lease #8        Aug-97             2,535,851.50     60
Add'I trailer costs      Lease #9        Sep-97                18,550.00     60
#531820 to 531919        Lease #10       Jan-98             3,900,633.00     60
#531920 to 531969        Lease #11       Jan-98             1,949,909.50     60
#532238 to 532312        Lease #12       Jul-98             3,039,135.00     60
#2768 to 2770 &
#2781 to 2812            Lease #13       Dec-98             2,663,536.75     36
#2813 to 2857            Lease #14       Jan-99             3,353,197.50     36


Banc One Ls:
#1791 to 1795            Lease #7        Oct-96               389,300.00     36

Fifth Third Leasing:
#531220 to 531244        Lease #1        May-97               965.671.00     60


First Security Leasing:
#2533 to 2551            Lease #1        May-98             1,412,968.25     36
#2552 to 2571            Lease #2        Jun-98             1,493,920.00     36
#2572 to 2574 &
#2591 to 2601            Lease #3        Jul-98             1,041,131.00     36
#2602 to 2614            Lease #4        Jul-98               966,764.50     36


First Union Leasing:
#530820 to 530869 &
#535034 to 535083 &
#530870 to 530919        Lease #1        Sep-96             4,794,318.00     60
#1731 to 1735
#1737 to 1790            Lease #2        Dec-96             4,520,542.00     36
#2130 to 2157 &
#2172 to 2191            Lease #3        Jul-97             3,555,273.60     36
#2158 to 2171            Lease #4        Aug-97             1,036,954.80     36
#2192 to 2244            Lease #5        Sep-97             3,925,614.60     36
#2245 to 2258            Lease #6        Oct-97             1,036,954.80     36


Fleet Capital:
#1627  to  1657,  1674   Lease #12       Oct-96             2,401,315.88     36
#1680 to 1704 &
#1706 to 1730 Volvos     Lease #13       Oct-96             3,460,700.00     39
#1797 to 1820 Volvos
#1822 to 1845            Lease #14       Dec-96             3,322,272.00     39
#531170 to 531219        Lease #15       May-97             1,934,496.00     60
#2259 to 2265 &
#2283 to 2292            Lease #16       Oct-97             1,259,159.40     36
#531595 to 531719        Lease #17       Oct-97             4,875,397.25     60
#2321 to 2337
#2339 to 2350,  2616     Lease #18       Dec-97             2,239,874.45     36
#2362 to 2379            Lease #19       Feb-98             1,331,744.40     36
#2575 to 2590, 2615      Lease #20       Jul-98             1,264,230.50     36
#2617 to 2658            Lease #21       Aug-98             3,154,099.50     36
#2659 to 2698  (LBJ)     Lease #22       Sep-98             2,971,840.00     36
#3036 to 3047  (CIT)     Lease #23       May-99             2,016,771.75     36
#3049 to 3055
#3073 to 3074
#3076,77,78,80,81,82
#3048,56 to 72 (CIT)     Lease #24       May-99             1,643,027.75     36
#3075, 79,83,84

Key Corp Leasing:
#1866 to 1900            Lease #17       Jan-97             2,698,246.45     36
#2266 to 2279            Lease #18       Oct-97             1,036,954.80     36
#2280 to 2282 &
#2293 to 2309 &
#2311 to 2313            Lease #19       Nov-97             1,703,568.60     36
#2310,2314  to 2320      Lease #20       Dec-97               592,545.60     36
#2351 to 2360            Lease #21       Jan-98               748,433.50     36
#2381 to 2390            Lease #22       Feb-98               748,433.50     36
#2391 to 2435            Lease #23       Apr-98             3,159,095.00     36
#2699 to 2721 &
#2723 to 2728            Lease #24       Oct-98             2,204,652.00     36
#600,2722,  29 to 48
#2771  to 2780           Lease #25       Nov-98             2,406,135.00     36
#2749 to 2767            Lease #26       Dec-98             1,414,089.25     36
#2858 to 2872            Lease #27       Feb-99             1,120,425.00     36
#2932,2937,2942          Lease #28       Apr-99             4,317,457.75     36
#2956 to 2989
#3015 to 3035


Mercedes-Benz Credit:
#2873 to 2931,33,35,36   Lease #1        Mar-99             5,659,950.25     36
#2838 to 2841
#2946 to 2953,55,56
#2934, 2943 to 2945      Lease #2        Apr-99             2,153,483.25     36
#2990 to 3014
#53231 to 53260          Lease #3        Jul-99             1,240,419.22     60


Nations Bank:
#530920 to 530969        Lease #6        Dec-96             1,921,790.50     60
#ABS001 to ABS032        Lease #7        May-98             3,045,644.60     60
&532120 to 532162        Lease #8        Jun-98             3,035,400.75     60
#532163 to 532237        Lease #9        Jun-99             4,569,088.00     36
#3085 to 3145 (MBC)      Lease #10       Jun-99               764,065.75     36
#3146 to 3149 (DIME)     Lease #11       Sep-99             2,001,663.50     36
#3150 to 3176


Safeco Credit:
#1846 to 1864             Lease #2       Dec-96             1,405,991.45     36
#80088 to 80137           Lease #3       Feb-99             1,002,441.00     60

U.S. Bancorp Leasing:
#530120 to 530137
#530139 to 530170
& 530172 to 530179        Lease #2       Jan-96             2,160,606.33     60


Volvo Truck Finance:
#1941 to 1973             #401 & 402     Apr-97             2,411,306.00     39
#1974 to 1983
#1985 to 2040
(Excluding 1997,03,06)    #403           May-97             4,605,552.00     39
#1997,2003,2006           #404           Jun-97               219,312.00     39

                                       Schedule 4.16
                             Patents, Trademarks, Copyrights

 1. Borrower's logo of the skunk holding a flag is registered with the State of Utah.

 2.     Borrowers also have unregistered rights of various kinds.

                                      Schedule 4.18
                              Contracts and Labor Disputes

NONE

                                      Schedule 4.25
                                 Environmental Matters

NONE

                                      Schedule 6.11
                                       Investments

NONE

Dick Simon Trucking, Inc
Capitalized Leases -- Principal and Interest
August 3l.1999
Schedule 6.12

                                                                   Interest Principal                      Current     Residual
                Original               Residual  Monthly Principal   8/l/99   8/i/99  Principal Principal Principal   Due Within
Asset   Date     Amount  Term Residual  Value    Payment  7/31/99   8/31/99  8/31/99    Payoff   8/31/99  at 8/31/99  12 Months
-----  ------  --------- ---- -------- --------- ------- --------- -------- --------- --------- --------- ---------- -----------
FSU03  Sep-95  2,012,409  60    50%    1,006,204  25,515 1,272,306   7,197   18,318       --    1,253,988    228,072         --
FCRO7  May-95    184,350  60    50%       92,175   2,390   109,932     662    1,728       --      108,204     16,029     92,175
FCRO8  Aug-95    643,297  60    50%      321,649   8,011   400,357   2,149    5,862       --      394,495     72,847    321,649
FCRO9  Oct-95    252,930  60    50%      126,465   3,141   161,951     862    2,279       --      159,672     28,311         --
FCR11  Dec-95    870,343  60    50%      435,172  10,691   572,368   2,948    7,743       --      564,625     96,086         --
               ---------               ---------  ------ --------- -------- --------- --------- --------- ---------- -----------
TOTAL          3,963,329               1,981,664  49,747 2,516,914  13,817   35,930       --    2,480,984    441,344    413,824
               ---------               ---------  ------ --------- -------- --------- --------- --------- ---------- -----------

                            Total Lease Payments 8/1/99 - 8/31/99   49,747                                  Current     855,167
                            New Leases 8/l/99 - 8/31/99                 --
                                                                                                            Long-term 1,625.817


Dick Simon Trucking.  Inc
Debt Summary
August 31, 1999
Schedule 6.12

                                                                                                             Principal Due During
                                       Original         Stated  Current  Monthly    Monthly      Balance       the Period Ending
Bank & Collateral       Loan  Date      Amount    Term   Rate    Rate   Principal   Payment      8/31/99      8/31/00      8/31/01
----------------------- ---- ------ ------------- ---- -------- ------- --------- ----------- ------------ ------------ ------------
First  Union
 Trailers 530180-530219  1   Feb-96  1,565,640.00  60  Fixed      6.37%     --      30,536.35   522,488.15   342,626.52   179,861.63
 Trailers 530023-530279  2   Feb-96  1,869.898.80  60  Fixed      6.37%     --      36,472.97   625,194.62   410,366.43   214,828.19
 Trailers 530220-530319  3   Feb-96  1,898,742.16  60  Fixed      6.24%     --      36,916.74   633,036.65   415,271.88   217,764.77
 Trailers 535014-535033  4   Mar-96    352,728.40  60  Fixed      6.55%     --       6,909.80   130,554.70    83,225.09    47,329.61
 Trailers 530320-530369  5   Mar-96  1.946.554.00  60  Fixed      6.55%     --      38,132.18   657,206.30   396,015.53   261,190.77
 Trailers 530370-530419  6   Mar-96  1,946.554.00  60  Fixed      7.09%     --      38,626.81   692,364.93   428,255.76   264,109.17
 Trailers 530420-530469  7   Apr-96  1,946,654.00  60  Fixed      7.20%     --      38,728.05   727,860.08   463,155.05   264,705.03
 Trailers 530470-530519  8   Apr.96  1,946,806.00  60  Fixed      7.18%     --      38,714.62   756,783.13   492,152.23   264,630.90
 Trailers 530520-530569  9   May-96  1,946,651.00  60  LIBOR+1.1  6.04%  32,444.18       0.00   681,327.98   389,330.16   291,997.82
   Subtotal                         15,420,027.36                        32,444.18 265,037.52 5,426,816.54 3,420,308.64 2,006,417.90

Bank of Boston
 Headquarters-WVC        1   Aug-97 12,900,000.00  33  Eurodollar 5.88% 365,656.56      0.00  4,387,878.90 4,387,878.72         0.18
   Subtotal                         12,900,000.00                       365,656.66      0.00  4,387,878.90 4,387,378.72         0.18


                                                                Current Portion of Debt       7,808,277.36
                                                                Long-term Portion of Debt     2,006,418.08
                                                                Total                         9,814,695.44 7,808.277.36 2,006,418.08